Exhibit 10.1








                         FREEPORT LNG DEVELOPMENT, L.P.
                        (A Delaware limited partnership)



                              AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT


THE SECURITIES REPRESENTED BY THIS INSTRUMENT OR DOCUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED AT ANY TIME, EXCEPT UPON DELIVERY TO THE PARTNERSHIP OF AN OPINION OF COUNSEL SATISFACTORY TO THE GENERAL PARTNER OF THE PARTNERSHIP THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE GENERAL PARTNER OF THE PARTNERSHIP OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE GENERAL PARTNER TO THE EFFECT THAT ANY SUCH TRANSFER OR SALE WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.
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                                TABLE OF CONTENTS


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ARTICLE I Definitions.............................................................................................1

   1.1      "ACT".................................................................................................1
   1.2      "ADDITIONAL CONTRIBUTED EQUITY".......................................................................1
   1.3      "ADJUSTED CAPITAL ACCOUNT BALANCE"....................................................................2
   1.4      "ADVISORY COMMITTEE"..................................................................................2
   1.5      "AFFILIATE"...........................................................................................2
   1.6      "AFFILIATE PAYMENT"...................................................................................2
   1.7      "AFFILIATE TRANSACTION"...............................................................................2
   1.8      "AGREEMENT"...........................................................................................2
   1.9      "ASSET VALUE".........................................................................................2
   1.10     "BALANCE SHEET" HAS THE MEANING SET FORTH IN SECTION 6.3(B)...........................................2
   1.11     "BANKRUPTCY"..........................................................................................2
   1.12     "BANKRUPTCY ACTION"...................................................................................3
   1.13     "BANKRUPTCY LAW"......................................................................................3
   1.14     "BASIS"...............................................................................................3
   1.15     "BUDGET"..............................................................................................4
   1.16     "BUSINESS"............................................................................................4
   1.17     "CAPACITY RESERVATION"................................................................................4
   1.18     "CAPITAL ACCOUNT".....................................................................................4
   1.19     "CERTIFICATE OF LIMITED PARTNERSHIP"..................................................................4
   1.20     "CHENIERE CLOSING DATE CONTRIBUTION"..................................................................4
   1.21     "CHENIERE CLOSING DATE DISTRIBUTION"..................................................................4
   1.22     "CHENIERE INITIAL EQUITY AMOUNT"......................................................................4
   1.23     "CLOSING DATE"........................................................................................4
   1.24     "CONSTRUCTION  FINANCING".............................................................................4
   1.25     "CONTRIBUTED EQUITY"..................................................................................4
   1.26     "CONTRIBUTING PARTNER"................................................................................4
   1.27     "CONTRIBUTION AGREEMENT"..............................................................................4
   1.28     "CONTRIBUTION DATE"...................................................................................4
   1.29     "DELINQUENT CONTRIBUTION".............................................................................4
   1.30     "DELINQUENT PARTNER"..................................................................................4
   1.31     "DEPRECIATION"........................................................................................4
   1.32     "EARLY CONTRIBUTION DATE".............................................................................5
   1.33     "ENTITY"..............................................................................................5
   1.34     "ENVIRONMENTAL LAWS"..................................................................................5
   1.35     "EXPENSES"............................................................................................5
   1.36     "FERC"................................................................................................6
   1.37     "FINANCIAL STATEMENTS" HAS THE MEANING SET FORTH IN SECTION 14.2......................................6
   1.39     "FISCAL YEAR".........................................................................................6
   1.40     "FREEPORT LNG FACILITY"...............................................................................6
   1.41     "FREEPORT GP INITIAL EQUITY AMOUNT"...................................................................6
   1.42     "GAAP"................................................................................................6
   1.43     "GENERAL PARTNER".....................................................................................6
   1.44     "GOVERNMENTAL ENTITY".................................................................................6
   1.45     "GOVERNMENTAL PERMITS"................................................................................6
   1.46     "GRYPHON STOCK".......................................................................................6
   1.47     "INDEMNITEE"..........................................................................................6
   1.48     "INITIAL EQUITY AMOUNTS"..............................................................................6
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   1.49     "INTEREST"............................................................................................6
   1.50     "I.R.C."..............................................................................................6
   1.51     "LEASE AGREEMENT".....................................................................................7
   1.52     "LIMITED PARTNERS"....................................................................................7
   1.53     "LIQUIDATOR"..........................................................................................7
   1.54     "LNG INVESTMENTS CLOSING DATE CONTRIBUTION"...........................................................7
   1.55     "LNG INVESTMENTS EXPENSES"............................................................................7
   1.56     "LNG INVESTMENTS INITIAL EQUITY AMOUNT"...............................................................7
   1.57     "MAJOR DECISION"......................................................................................7
   1.58     "MAJORITY"............................................................................................7
   1.59     "MAJORITY IN INTEREST"................................................................................7
   1.60     "MATERIAL ADVERSE EFFECT".............................................................................7
   1.61     "MINIMUM GAIN"........................................................................................7
   1.62     "MS ENTITIES".........................................................................................7
   1.63     "NET CASH FLOW".......................................................................................7
   1.64     "NONRECOURSE DEDUCTIONS"..............................................................................7
   1.65     "OTHER PARTNERS"......................................................................................7
   1.66     "PARTNER".............................................................................................8
   1.67     "PARTNER NONRECOURSE DEBT"............................................................................8
   1.68     "PARTNER NONRECOURSE DEBT MINIMUM GAIN"...............................................................8
   1.69     "PARTNER NONRECOURSE DEDUCTIONS"......................................................................8
   1.70     "PARTNERSHIP".........................................................................................8
   1.71     "PARTNERSHIP ACCOUNTANT"..............................................................................8
   1.72     "PARTNERSHIP ASSETS"..................................................................................8
   1.73     "PARTNERSHIP MINIMUM GAIN"............................................................................8
   1.74     "PERCENTAGE INTEREST".................................................................................8
   1.75     "PERSON"..............................................................................................8
   1.76     "PRE-CLOSING PROJECT EXPENSES"........................................................................8
   1.77     "PROFIT" AND "LOSS"...................................................................................8
   1.78     "PROFIT" OR "LOSS"....................................................................................9
   1.79     "PROJECT".............................................................................................9
   1.80     "PROJECT APPROVAL"....................................................................................9
   1.81     "REIMBURSEMENT AMOUNT"................................................................................9
   1.82     "REGULATIONS".........................................................................................9
   1.83     "REMOVAL EVENT".......................................................................................9
   1.84     "REMOVAL NOTICE"......................................................................................9
   1.85     "REQUIREMENTS OF LAW".................................................................................9
   1.86     "RETURNED AMOUNT"....................................................................................10
   1.87     "REVENUES"...........................................................................................10
   1.88     "RULES"..............................................................................................10
   1.89     "WITHDRAWAL PAYMENT".................................................................................10

ARTICLE II Formation of the Partnership..........................................................................10

   2.1      FORMATION OF LIMITED PARTNERSHIP.....................................................................10
   2.2      NAME.................................................................................................10
   2.3      CHARACTER OF BUSINESS................................................................................10
   2.4      REGISTERED OFFICE AND AGENT..........................................................................10
   2.5      OTHER FILING.........................................................................................11
   2.6      TERM AND FISCAL YEAR.................................................................................11

ARTICLE III Capital/Percentage Interests/Future Financing........................................................11
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   3.1      CAPITAL CONTRIBUTIONS; USE OF FUNDS..................................................................11
   3.2      PERCENTAGE INTERESTS.................................................................................11
   3.3      FUTURE FINANCING.....................................................................................12
   3.4      ADDITIONAL CONTRIBUTED EQUITY........................................................................12
   3.5      DELINQUENT CONTRIBUTIONS.............................................................................13
   3.6      POST-PROJECT APPROVAL EQUITY.........................................................................14
   3.7      NO FURTHER CONTRIBUTED EQUITY........................................................................14
   3.8      RETURN OF CAPITAL....................................................................................14
   3.9      BENEFIT OF OBLIGATIONS...............................................................................14

ARTICLE IV Capital Accounts, Allocations, and Tax Matters........................................................15

   4.1      CAPITAL ACCOUNTS.....................................................................................15
   4.2      ALLOCATION OF PROFIT AND LOSS........................................................................15
   4.3      SPECIAL ALLOCATIONS..................................................................................16
   4.4      I.R.C. SECTION 704(C) TAX ALLOCATION.................................................................17
   4.5      SPECIAL ALLOCATIONS REGARDING PAYMENTS TO AFFILIATES.................................................18
   4.6      ALLOCATION OF GAINS AND LOSSES UPON LIQUIDATION......................................................18
   4.7      DEEMED SALE..........................................................................................19
   4.8      ALLOCATION FOR GAAP AND FINANCIAL REPORTING..........................................................19

ARTICLE V Distributions..........................................................................................19

   5.1      SPECIAL DISTRIBUTIONS OF CAPACITY RESERVATION FUNDS..................................................19
   5.2      DISTRIBUTIONS OF NET CASH FLOW.......................................................................20
   5.3      DISTRIBUTIONS OF SECTION 3.4(B) CONTRIBUTIONS........................................................20
   5.4      DISTRIBUTIONS IN LIQUIDATION.........................................................................20

ARTICLE VI Representations and Warranties of the Partners........................................................21

   6.1      IN GENERAL...........................................................................................21
   6.2      REPRESENTATIONS AND WARRANTIES.......................................................................21
   6.3      REPRESENTATIONS AND WARRANTIES OF GENERAL PARTNER AND LNG INVESTMENTS................................23

ARTICLE VII Rights and Obligations of Partners...................................................................23

   7.1      LIMITED LIABILITY....................................................................................23
   7.2      LIABILITY OF A PARTNER TO THE PARTNERSHIP............................................................23
   7.3      EXCULPATION..........................................................................................24
   7.4      PARTICIPATION IN MANAGEMENT..........................................................................24
   7.5      SURVIVAL OF OBLIGATIONS..............................................................................24
   7.6      COVENANT OF NON-COMPETITION AND NON-SOLICITATION.....................................................24

ARTICLE VIII Meetings of Partners................................................................................25

   8.1      PLACE OF MEETINGS AND MEETINGS BY TELEPHONE..........................................................25
   8.2      CALL OF MEETINGS.....................................................................................25
   8.3      NOTICE OF MEETINGS OF PARTNERS.......................................................................25
   8.4      MANNER OF GIVING NOTICE..............................................................................25
   8.5      ADJOURNED MEETING; NOTICE............................................................................25
   8.6      QUORUM; VOTING.......................................................................................25
   8.7      WAIVER OF NOTICE BY CONSENT OF ABSENT PARTNERS.......................................................26
   8.8      PARTNER ACTION BY WRITTEN CONSENT WITHOUT A MEETING..................................................26
   8.9      RECORD DATE FOR PARTNER NOTICE, VOTING, AND GIVING CONSENTS..........................................26
   8.10     PROXIES..............................................................................................27

ARTICLE IX Indemnification of Partners...........................................................................27
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   9.1      GENERAL..............................................................................................27
   9.2      ENVIRONMENTAL........................................................................................27
   9.3      LIMITATIONS..........................................................................................28

ARTICLE X Management of the Partnership..........................................................................28

   10.1     THE GENERAL PARTNER..................................................................................28
   10.2     MAJOR DECISIONS......................................................................................29
   10.3     RESIGNATION..........................................................................................30
   10.4     REMOVAL..............................................................................................30
   10.5     REMUNERATION OF GENERAL PARTNER; REIMBURSEMENT OF EXPENSES...........................................30
   10.6     LIMITATION ON LIABILITY OF GENERAL PARTNER; INDEMNIFICATION..........................................30
   10.7     NO GUARANTEE OF RETURN BY GENERAL PARTNER............................................................31
   10.8     OTHER BUSINESSES OR VENTURES.........................................................................31
   10.9     AFFILIATE TRANSACTIONS...............................................................................31
   10.10       REMOVAL OF FREEPORT GP AS GENERAL PARTNER.........................................................31
   10.11       OFFICERS AND EMPLOYEES............................................................................32

ARTICLE XI Advisory Committee....................................................................................33

   11.1     FORMATION OF ADVISORY COMMITTEE......................................................................33
   11.2     ROLE OF ADVISORY COMMITTEE...........................................................................33
   11.3     NO LIABILITY.........................................................................................33
   11.4     RESIGNATION..........................................................................................33
   11.5     REIMBURSEMENT........................................................................................33

ARTICLE XII Covenants............................................................................................34

   12.1     COVENANTS OF THE PARTNERSHIP AND THE PARTNERS........................................................34
   12.2     SEPARATENESS COVENANTS OF THE PARTNERSHIP AND THE GENERAL PARTNER....................................34

ARTICLE XIII Records and Reports.................................................................................36

   13.1     MAINTENANCE AND INSPECTION OF PARTNER REGISTER.......................................................36
   13.2     MAINTENANCE AND INSPECTION OF PARTNERSHIP AGREEMENT..................................................36
   13.3     MAINTENANCE AND INSPECTION OF OTHER RECORDS..........................................................36

ARTICLE XIV Books, Financials and Tax Matters....................................................................37

   14.1     BOOKS AND RECORDS....................................................................................37
   14.2     FINANCIAL REPORTS....................................................................................37
   14.3     TAX RETURNS..........................................................................................37
   14.4     TAX ELECTIONS........................................................................................38
   14.5     TAX MATTERS PARTNER..................................................................................38
   14.6     THE PARTNERSHIP ACCOUNTANT...........................................................................38

ARTICLE XV Nondisclosure of Information..........................................................................38

   15.1     CONFIDENTIALITY......................................................................................38
   15.2     DUTY OF CARE.........................................................................................39

ARTICLE XVI Transferability......................................................................................39

   16.1     TRANSFERABILITY OF INTERESTS.........................................................................39
   16.2     WITHDRAWAL BY LNG INVESTMENTS AND FREEPORT GP........................................................40
   16.3     RESTRICTIONS ON WITHDRAWAL...........................................................................41

ARTICLE XVII Substituted Partners................................................................................41
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ARTICLE XVIII Waiver of Partition/Covenant Against Resignation/Breaches..........................................41

   18.1     WAIVER OF PARTITION..................................................................................41
   18.2     COVENANT NOT TO RESIGN OR DISSOLVE...................................................................41

ARTICLE XIX Additional Partners..................................................................................42


ARTICLE XX Dissolution...........................................................................................42

   20.1     DISSOLUTION..........................................................................................42
   20.2     DEEMED LIQUIDATION...................................................................................43
   20.3     BANKRUPTCY, ETC., OF A LIMITED PARTNER...............................................................43

ARTICLE XXI Dispute Resolution...................................................................................43

   21.1     ARBITRATION..........................................................................................43
   21.2     BINDING NATURE.......................................................................................44

ARTICLE XXII Miscellaneous.......................................................................................44

   22.1     AMENDMENTS...........................................................................................44
   22.2     CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS.............................................................44
   22.3     CONTRACTS AND INSTRUMENTS............................................................................45
   22.4     NOTICES..............................................................................................45
   22.5     GOVERNING LAW........................................................................................45
   22.6     HEADINGS.............................................................................................46
   22.7     EXTENSION NOT A WAIVER...............................................................................46
   22.8     PUBLICITY............................................................................................46
   22.9     CONSTRUCTION AND AMENDMENT...........................................................................46
   22.10       FURTHER ACTION....................................................................................46
   22.11       VARIATION OF PRONOUNS.............................................................................46
   22.12       SUCCESSORS AND ASSIGNS............................................................................46
   22.13       COUNTERPARTS......................................................................................46
   22.14       AMBIGUITIES.......................................................................................46
   22.15       ENTIRE AGREEMENT..................................................................................46

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                              AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT
                                       OF
                         FREEPORT LNG DEVELOPMENT, L.P.

          Amended and Restated Limited Partnership Agreement (this "Agreement") of Freeport LNG Development, L.P., a Delaware limited partnership (the "Partnership"), is made effective as of February 27, 2003 (the "Effective Date"), by and among Freeport LNG-GP, Inc., a Delaware corporation ("Freeport GP"), as the general partner, Freeport LNG Investments, LLC, a Delaware limited liability company, as a limited partner ("LNG Investments"), and Cheniere LNG, Inc., a Delaware corporation, as a limited partner ("Cheniere"). Cheniere and LNG Investments and any other party admitted as a limited partner in accordance with the terms hereof are hereinafter collectively referred to as the "Limited Partners" and individually, as a "Limited Partner". The General Partner and the Limited Partners are herein collectively referred to as the "Partners".

                                R E C I T A L S:

     A. The Partnership was formed on September 3, 2002 to develop, build, own and operate a Freeport LNG Facility (the "Project");

     B. On December 1, 2002, Freeport GP and LNG Investments (the "Original Partners") entered into a Limited Partnership Agreement of the Partnership (the "Original Partnership Agreement");

     C. The Original Partners now desire to admit Cheniere to the Partnership as a Limited Partner and to establish the respective rights and obligations of the General Partner and the Limited Partners with respect to the Partnership and to provide for the orderly management of the business and affairs of the Partnership; and

     D. The Original Partners desire to amend and restate in its entirety the Original Partnership Agreement and to replace and supersede such agreement with this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the General Partner and the Limited Partners hereby agree as follows:

                                   ARTICLE I
                                   Definitions

     The following terms, as used herein, shall have the following respective meanings:

     1.1 "Act" shall mean the Delaware Revised Uniform Limited Partnership Act, Del. Code Ann. Tit. 6, ch. 17, or from and after the date any successor statute becomes, by its terms, applicable to the Partnership, such successor statute, in each case as amended at such time by amendments that are, at that time applicable to the Partnership.

     1.2 "Additional Contributed Equity" means, with respect to any Partner the amount of capital contributed by such Partner to the Partnership in accordance with Section 3.4 of this Agreement.
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     1.3 "Adjusted Capital Account Balance" means, with respect to any Partner for any period, the balance, if any, in such Partner's Capital Account as of the end of such period after giving effect to adjustments in accordance with Section
1.704 of the Regulations.

     1.4 "Advisory Committee" has the meaning set forth in Section 11.1.

     1.5 "Affiliate" means with respect to any Person, a second Person which is controlled by, controls or is under common control with such first Person and, with respect to the Partnership, any constituent party of the Partnership. For purposes of the foregoing, "control" of any Person means the power to direct the management and policies of such Person, whether by the ownership of voting securities, by contract or otherwise.

     1.6 "Affiliate Payment" means any compensation paid by the Partnership to any direct or indirect Affiliate of the Partnership or to any of its Partners, including any amount paid in the form of salary, bonus, fees or otherwise to any Partner or Affiliate of any Partners, but excluding (i) any distributions pursuant to Article V of this Agreement and (ii) any amounts paid for the reimbursement of reasonable and actual costs and expenses incurred on behalf of the Partnership, including, without limitation, the reimbursement for secretarial, accounting, professional expenses and any payments to cover overhead costs such as rent, office equipment or otherwise, and travel, entertainment and similar expenses.

     1.7 "Affiliate Transaction" has the meaning set forth in Section 10.9.

     1.8 "Agreement" means this Amended and Restated Limited Partnership Agreement, as amended or restated from time to time.

     1.9 "Asset Value" with respect to any Partnership Asset means:

          (a) The fair market value on the date of contribution of any asset contributed to the Partnership by any Partner;

          (b) The fair market value on the date of distribution of any asset distributed by the Partnership to any Partner as consideration for an Interest in the Partnership;

          (c) The fair market value of all Partnership Assets at the time of the happening of any of the following events: (A) the admission of a Partner to, or the increase of an Interest of an existing Partner in, the Partnership in exchange for Contributed Equity; or (B) the liquidation of the Partnership under Section 1.704-1(b)(2)(ii)(g) of the Regulations; or

          (d) The Basis of the asset in all other circumstances.

     1.10 "Balance Sheet" has the meaning set forth in Section 6.3(b).

     1.11 "Bankruptcy" with respect to any Person means any one of:

          (a) The filing of a voluntary petition in bankruptcy or reorganization or the filing for adoption of an arrangement under the United States Bankruptcy Code;

          (b) The making of a general assignment for the benefit of creditors;
     or

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          (c) The commencement against such Person of an involuntary case seeking the liquidation or reorganization of such Person under the Bankruptcy Laws or an involuntary case or proceeding seeking the appointment of a receiver, custodian, trustee or similar official for it, or to take possession of all or substantially all of its property, and any of the following events occur (i) such Person consents to such involuntary case or proceeding, (ii) the petition commencing the involuntary case or preceding remains undismissed and unstayed for a period of sixty (60) days, or (iii) an order for relief shall have been issued or entered therein or a receiver, custodian, trustee or similar official appointed.

     1.12 "Bankruptcy Action" means:

          (a) Taking any action that might cause the Partnership or the General Partner to become insolvent; or

          (b) (i) Commencing any case, proceeding or other action on behalf of the Partnership or the General Partner under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors;

               (ii) Instituting proceedings to have the Partnership or the General Partner adjudicated as bankrupt or insolvent;

               (iii) Consenting to, or acquiescing in, the institution of bankruptcy or insolvency proceedings against the Partnership or the General Partner or the Partnership or the General Partner being adjudicated as bankrupt or insolvent;

               (iv) Filing a petition or consenting to a petition seeking reorganization, arrangement, adjustment, winding-up, dissolution, composition, liquidation or other relief on behalf of the Partnership or the General Partner of its debts under federal or state law relating to bankruptcy;

               (v) Seeking or consenting to the appointment of a receiver, Liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Partnership or the General Partner or a substantial portion of either of their properties or the appointment thereof;

               (vi) Making any assignment for the benefit of the Partnership's or the General Partner's creditors; or

               (vii) Taking any action or causing the Partnership or the General Partner to take any action in furtherance of any of the foregoing.

     1.13 "Bankruptcy Law" means Title 11 U.S. Code, or any similar federal or state law for the relief of debtors.

     1.14 "Basis" means, with respect to any asset of the Partnership, the adjusted basis of such asset for federal income tax purposes; provided, however,
(a) if any asset is contributed to the Partnership, the initial Basis of such asset shall equal its fair market value on the date of contribution, and (b) if the Capital Accounts of the Partners are adjusted pursuant to Section 1.704-1(b) of the Regulations to reflect the fair market value of any asset of the Partnership, the Basis of such asset shall be adjusted to equal its respective fair market value as of the time of such adjustment in accordance with such Regulation. The Basis of all assets of the Partnership shall be adjusted thereafter by Depreciation as provided in Section 1.704-l(b)(2)(iv)(g) of the Regulations and any other adjustment to the Basis of such assets other than depreciation or amortization.

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     1.15 "Budget" has the meaning set forth in Section 14.2.

     1.16 "Business" has the meaning set forth in Section 2.3.

     1.17 "Capacity Reservation" means a third party's commitment, option or other agreement under which the Partnership receives consideration in exchange for the reservation of future regasification capacity of the Project.

     1.18 "Capital Account" means the capital account maintained for each Partner in accordance with Section 4.1 of this Agreement.

     1.19 "Certificate of Limited Partnership" means the Certificate of Limited Partnership, as amended or restated from time to time, filed with the Secretary of State of Delaware in accordance with the Act, attached hereto as to Exhibit A.

     1.20 "Cheniere Closing Date Contribution" has the meaning set forth in
Section 3.1.

     1.21 "Cheniere Closing Date Distribution" has the meaning set forth in
Section 3.1.

     1.22 "Cheniere Initial Equity Amount" has the meaning set forth in Section 3.1.

     1.23 "Closing Date" means the date of the closing of the transactions contemplated by the Contribution Agreement.

     1.24 "Construction Financing" has the meaning set forth in Section 10.2(c).

     1.25 "Contributed Equity" of any Partner means that amount of capital actually contributed by the Partner to the Partnership pursuant to this Agreement.

     1.26 "Contributing Partner" has the meaning set forth in Section 3.5.

     1.27 "Contribution Agreement" means the Contribution Agreement by and among the Partnership, Freeport GP, LNG Investments and Cheniere dated as of August 26, 2002, as amended by the Extension and Amendment to the Contribution Agreement, dated September 19, 2002, the Second Extension and Amendment to the Contribution Agreement, effective as of October 4, 2002 and the Third Amendment to the Contribution Agreement, dated as of the Effective Date.

     1.28 "Contribution Date" has the meaning set forth in Section 3.4.

     1.29 "Delinquent Contribution" has the meaning set forth in Section 3.5.

     1.30 "Delinquent Partner" has the meaning set forth in Section 3.5.

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     1.31 "Depreciation" for each Fiscal Year shall mean an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to a Partnership Asset for such Fiscal Year, except that if the Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation with respect to that asset shall be an amount that bears the same ratio to such beginning Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction with respect to that asset for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction with respect to that asset for such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Asset Value using any reasonable method determined by the General Partner and approved by Cheniere.

     1.32 "Early Contribution Date" has the meaning set forth in Section 3.4(c).

     1.33 "Entity" shall mean any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, association or other recognized business form.

     1.34 "Environmental Laws" means any federal, state, or local statute, code, ordinance, rule, regulation, permit, consent, approval, license, judgment, order, writ, judicial decision, common law rule, decree, agency interpretation, injunction or other authorization or requirement whenever promulgated, issued, or modified, including the requirement to register underground storage tanks, relating to:

          (a) emissions, discharges, spills, releases, or threatened releases of pollutants, contaminants, hazardous substances, materials containing hazardous substances, or hazardous or toxic materials or wastes into ambient air, surface water, groundwater, watercourses, publicly or privately owned treatment works, drains, sewer systems, wetlands, septic systems, or onto land;

          (b) the use, treatment, storage, disposal, handling, manufacturing, transportation. or shipment of hazardous substances, materials containing hazardous substances, or hazardous and/or toxic wastes, material, products, or by-products (or of equipment or apparatus containing hazardous substances) as defined in or regulated under any statutes and their implementing regulations including but not limited to: the Hazardous Materials Transportation Act, 49 U.S.C.ss. 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C.ss.6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C.ss.9601 et seq., and/or the Toxic Substance Control Act. 15 U.S.C.ss.2601 et seq., each as amended from time to time; and

          (c) otherwise relating to the pollution or the protection of human health or the environment.

     1.35 "Expenses" means, with respect to any period, the sum of the total gross expenditures of the Partnership during such period, including (a) all cash operating expenses (including all fees, commissions, expenses, and allowances paid or reimbursed to any Partner or any of its Affiliates pursuant to any separate agreement or otherwise as permitted hereunder), (b) all payments by the Partnership under any loans to the Partnership, including loans made by the Partners or any of their respective Affiliates, including all principal, interest, fees and charges (pursuant to Section 3.3, Section 3.5 or otherwise),
(c) all expenditures by the Partnership which are treated as capital expenditures (as distinguished from expense deductions) under GAAP, (d) all real estate taxes, personal property taxes, and sales taxes, (e) all deposits to the Partnership's reserve accounts, and (f) all expenditures related to any acquisition, sale, disposition, financing, refinancing, or securitization of any Partnership Assets; provided, however, that Expenses shall not include (i) any payment or expenditure to the extent the sources or funds used for such payment or expenditure are not included in Revenues, or (ii) any expenditure properly attributable to the liquidation of the Partnership.

     1.36 "FERC" means the Federal Energy Regulatory Commission.

     1.37 "Financial Statements" has the meaning set forth in Section 14.2.

     1.39 "Fiscal Year" means the taxable year of the Partnership for federal income tax purposes as determined by I.R.C. Section 706 and the Regulations thereunder.

     1.40 "Freeport LNG Facility" means a liquefied natural gas receiving and regasification facility to be developed, built, owned or operated in, or within a 25 mile radius of, Freeport, Texas.

     1.41 "Freeport GP Initial Equity Amount" has the meaning set forth in
Section 3.1.

     1.42 "GAAP" means generally accepted accounting principles consistently applied in the United States of America.

     1.43 "General Partner" means Freeport LNG-GP, Inc. (also referred to herein as "Freeport GP"), the sole general partner of the Partnership or any replacement or successor appointed pursuant to the provisions of this Agreement.

     1.44 "Governmental Entity" means any United States federal, state or local, or any foreign government, governmental authority, regulatory or administrative agency, governmental commission, court or tribunal (or any department, bureau or division thereof).

     1.45 "Governmental Permits" means all franchises, approvals, authorizations, permits, licenses, easements, registrations, qualifications, leases, variances and similar rights required by the Cheniere Entities or the Partnership, as the case may be, from any Governmental Entity for the Project.

     1.46 "Gryphon Stock" has the meaning set forth in Section 16.2.

     1.47 "Indemnitee" has the meaning set forth in Section 10.7(b).

     1.48 "Initial Equity Amounts" means the LNG Investments Initial Equity Amount and the Cheniere Initial Equity Amount.

     1.49 "Interest" means the ownership interest of a Partner in the Partnership (which shall be considered personal property for all purposes), consisting of (i) such Partner's Percentage Interest in Profit, Loss, allocations of other items of income, gain, deduction, and loss and distributions, (ii) such Partner's right to vote or grant or withhold consents with respect to Partnership matters as provided herein or in the Act, and (iii) such Partner's other rights and privileges as herein provided.

     1.50 "I.R.C." means the Internal Revenue Code of 1986, as amended.

     1.51 "Lease Agreement" means the Ground Lease and Development Agreement, dated December 12, 2002, between the Brazos River Harbor Navigation District of Brazoria County, Texas and the Partnership, as amended.

     1.52 "Limited Partners" means LNG Investments and Cheniere and each of the parties who may hereafter become additional or substituted Limited Partners in accordance with this Agreement.

     1.53 "Liquidator" has the meaning set forth in Section 20.1(c).

     1.54 "LNG Investments Closing Date Contribution" has the meaning set forth in Section 3.1.

     1.55 "LNG Investments Expenses" means, collectively, the Pre-Closing Accounts Payable (as defined in the Contribution Agreement), the Pre-Closing Project Expenses and any other amounts LNG Investments or any of its Affiliates previously incurred on behalf of or contributed to the Partnership pursuant to Sections 2.3(b) and (c) of the Contribution Agreement, which collectively as of the Effective Date is estimated to be $2,600,000 in the aggregate.

     1.56 "LNG Investments Initial Equity Amount" has the meaning set forth in
Section 3.1.

     1.57 "Major Decision" has the meaning set forth in Section 10.2.

     1.58 "Majority" means more than 50%.

     1.59 "Majority In Interest" means Partners holding a Majority of the Percentage Interests.

     1.60 "Material Adverse Effect" means a material adverse effect on (a) the Business, operations, the Partnership Assets or financial condition of the Partnership or any Partner, (b) the ability of the Partnership or any Partner to perform its obligations under this Agreement, or (c) the validity or enforceability of this Agreement.

     1.61 "Minimum Gain" has the same meaning as the term "partnership minimum gain" in Section 1.704-2(b)(2) and (d) of the Regulations.

     1.62 "MS Entities" means both LNG Investments and Freeport GP.

     1.63 "Net Cash Flow" means, for any period, the excess of (a) Revenues for such period, over (b) Expenses for such period.

     1.64 "Nonrecourse Deductions" has the same meaning as in Section 1.704-2(b)(1) of the Regulations.

     1.65 "Other Partners" means each Partner in the Partnership other than the General Partner.

     1.66 "Partner" means each of the parties who executes this Agreement or a counterpart of this Agreement as either a General Partner or a Limited Partner and each of the parties who may hereafter become additional or substituted Limited Partners in accordance herewith. References to the Partner in the singular or as him, her, it, itself, or other like references shall also, where the context so requires be deemed to include the plural or the masculine or feminine reference, as the case may be; references to the Partners in the plural, or other like references shall also, where the context so requires, be deemed to include the singular, as the case may be.

     1.67 "Partner Nonrecourse Debt" has the same meaning as the term "partner nonrecourse debt" in Section 1.704-2(b)(4) of the Regulations.

1.68 "Partner Nonrecourse Debt Minimum Gain" has the same meaning as the term "partner nonrecourse debt minimum gain" in Section 1.704-2(i)(2) of the Regulations and shall be determined in the manner set forth in Section 1.704-2(i)(3) of the Regulations.

     1.69 "Partner Nonrecourse Deductions" has the meaning set forth in Section 1.704-2(i)(1) of the Regulations.

     1.70 "Partnership" means Freeport LNG Development, L.P.

     1.71 "Partnership Accountant" has the meaning set forth in Section 14.6.

     1.72 "Partnership Assets" means all of the personal and real property, tangible or intangible, owned by the Partnership during the term of its existence.

     1.73 "Partnership Minimum Gain" has the meaning set forth in Section 1.704-2(d) of the Regulations.

     1.74 "Percentage Interest" means for each Partner the percentage set forth opposite such Partner's name in Section 3.2 as adjusted pursuant to the provisions of Section 3.5. The combined Percentage Interest of all Partners shall at all times equal 100 percent.

     1.75 "Person" means an individual, partnership, limited liability company. corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

     1.76 "Pre-closing Project Expenses" shall mean all actual expenses over and above $150,000, including but not limited to, all reasonable attorneys' and professionals' fees, travel expenses and other overhead expenses, incurred by LNG Investments, Freeport GP or any of their Affiliates related to or associated with Project, including, but not limited to, expenses related to or associated with the negotiations, preparation and consummation of the Contribution Agreement, Related Documents (as defined in the Contribution Agreement), and the Lease Agreement.

     1.77 "Profit" and "Loss" means for each Fiscal Year or other period, an amount equal to the Partnership's taxable income or tax loss for the Fiscal Year or other period, determined in. accordance with Section 703(a) of the I.R.C. (including all items of income, gain, loss or deduction required to be stated separately under Section 703(a)(1) of the I.R.C.), with the following adjustments:

          (a) any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profit or Loss will be added to taxable income or tax loss;

          (b) any expenditures of the Partnership described in Section 705(a)(2)(B) of the I.R.C. or treated as Section 705(a)(2)(B) expenditures under Section 1.704-l(b)(2)(iv)(i) of the Regulations, and not otherwise taken into account in computing Profit or Loss, will be subtracted from taxable income or tax loss:

          (c) gain or loss resulting from any disposition of Partnership Assets with respect to which gain or loss is recognized for federal income tax purposes will be computed by reference to the Asset Value of the property, notwithstanding that the adjusted tax basis of the property differs from its Asset Value;

          (d) in lieu of Depreciation, amortization and other cost recovery deductions taken into account in computing taxable income or tax loss, there will be taken into account Depreciation for the Fiscal Year or other period as determined in accordance with Section 1.704-l(b)(2)(iv)(g) of the Regulations;

          (e) any items specially allocated pursuant to Section 4.3 and 4.5 shall not be considered in determining Profit or Loss; and

          (f) any increase or decrease to Capital Accounts as a result of any adjustment to the book value of Partnership Assets pursuant to Section 1.704-1(b)(2)(iv)(f) or (g) of the Regulations shall constitute an item of Profit or Loss as appropriate.

     1.78 "Profit" or "Loss" means for each Fiscal Year, the Profit or Loss for such Fiscal Year.

     1.79 "Project" has the meaning set forth in the Recitals to this Agreement.

     1.80 "Project Approval" means the Partnership's receipt of all final and non-appealable Governmental Permits, including all FERC approvals, necessary to commence construction of the Project.

     1.81 "Reimbursement Amount" has the meaning set forth in Section 16.2.

     1.82 "Regulations" means the Treasury regulations, including temporary regulations, promulgated under the I.R.C., as from time to time in effect.

     1.83 "Removal Event" has the meaning set forth in Section 10.10.

     1.84 "Removal Notice" has the meaning set forth in Section 10.10.

     1.85 "Requirements of Law" means, as to any Person, the Certificate or Articles of Formation, Certificate or Articles of Incorporation, by-laws and operating agreement or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     1.86 "Returned Amount" has the meaning set forth in Section 5.1.

     1.87 "Revenues" means, with respect to any period, the sum of the total gross dollars received by the Partnership during such period, including all receipts of the Partnership from (a) proceeds from the sale or disposition of any Partnership Assets, (b) funds made available to the extent such funds are withdrawn from the Partnership's reserve accounts and deposited into the Partnership's operating accounts, (c) rent or business interruption insurance, if any, (d) proceeds from the financing, refinancing, or securitization of any Partnership Assets, and (e) other revenues and receipts realized by the Partnership; provided, however, that Revenues shall not include (i) any Contributed Equity or (ii) any revenue or receipt realized by the Partnership incident to the liquidation of the Partnership.

     1.88 "Rules" has the meaning set forth in Section 21.1.

     1.89 "Withdrawal Payment" has the meaning set forth in Section 16.2.



                                   ARTICLE II
                          Formation of the Partnership

     2.1 Formation of Limited Partnership. The Partners have formed a limited partnership pursuant to and in accordance with the provisions of the Act. The General Partner has filed, on behalf of the Partnership, a certificate of limited partnership with the office of the Secretary of State of Delaware, effective as of September 3, 2002. All references to sections of the Act include any corresponding provision or provisions of any such successor statute.

     2.2 Name. The name of the Partnership is Freeport LNG Development, L.P. The General Partner may, in its sole discretion, change the name of the Partnership from time to time and shall give prompt written notice thereof to the Limited Partners; provided, however, that such name may not contain any portion of the name or mark of any Limited Partner without such Limited Partner's consent. In any such event, the General Partner shall promptly file in the office of the Secretary of State of Delaware an amendment to the Partnership's certificate of limited partnership reflecting such change of name.

     2.3 Character of Business. The purposes of the Partnership shall be to develop, build, own and operate a liquefied natural gas ("LNG") receiving and regasification facility on Quintana Island in or around Freeport, Texas (the "Business") and any and all activities necessary or incidental to the foregoing; provided, however, that under no circumstances shall the Partnership engage in any trading, hedging, futures activities, or any other derivative transactions relating to the buying and selling of natural gas (including LNG) that would expose the Partnership to commodity price fluctuations (but this shall not preclude the Partnership from taking custody of natural gas in connection with the normal operation of the Business for the purpose of processing such natural but which does not expose the Partnership to commodity price fluctuations).

     2.4 Registered Office and Agent. The name and address of the Partnership's initial registered agent and registered office is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The Partnership's initial office and principal place of business shall be 1200 Smith, Suite 600, Houston, Texas 77002. The General Partner may change such registered agent, registered office, or principal place of business from time to time. The General Partner shall give prompt written notice of any such change to each Limited Partner. The Partnership may from time to time have such other place or places of business as may be determined by the General Partner.

     2.5 Other Filing. The General Partner shall file, from time to time, such limited partnership certificates, certificates of amendment, certificates of cancellation, or other certificates, consents to and appointments of agents for service of process, as the General Partner deems necessary under the Act or under the laws of any jurisdiction in which the Partnership is doing business to establish and continue the Partnership as a limited partnership, to conduct its activities, or to protect the limited liability of the Partners. The General Partner shall file, from time to time, such fictitious or tradename statements or certificates in such jurisdictions and offices as the General Partner considers necessary or appropriate.

     2.6 Term and Fiscal Year. The existence of the Partnership shall be perpetual, unless dissolved as hereinafter provided. The fiscal year of the Partnership shall end on December 31 of each calendar year unless, for United States federal income tax purposes, another fiscal year is required. The Partnership shall have the same fiscal year for United States federal income tax purposes and for accounting purposes.

                                  ARTICLE III
                  Capital/Percentage Interests/Future Financing

     3.1 Capital Contributions; Use of Funds. The parties agree that pursuant to the terms of the Contribution Agreement, (i) Cheniere shall contribute all of the Contributed Assets (as defined in the Contribution Agreement) to the Partnership ("Cheniere Closing Date Contribution") on the Closing Date, (ii) LNG Investments shall contribute an amount equal to $1,000,000 plus the LNG Investments Expenses to the Partnership ("LNG Investments Closing Date Contribution"), and (iii) LNG Investments shall make the additional contributions set forth in Section 3.4(b). The Partners hereby agree that immediately following the Cheniere Closing Date Contribution, the General Partner shall distribute $1,000,000 to Cheniere ("Cheniere Closing Date Distribution"). The initial contribution amounts for the Partners shall be $14,333,333 for Cheniere ("Cheniere Initial Equity Amount"), $1,000,000 for LNG Investments ("LNG Investments Initial Equity Amount") and $0 for Freeport GP. The Partners agree that the $5,000,000 to be received by Cheniere pursuant to Sections 5.1 and 5.3 shall constitute a deemed sale to the Partnership of a portion of the Contributed Assets, and therefore Cheniere's initial Capital Account balance shall equal $9,333,333. In the event that any additional capital is required by the Partnership, it shall be obtained by the Partnership pursuant to the terms of Section 3.4.

     3.2 Percentage Interests.

     As of the Closing Date, the Partners shall be assigned Percentage Interests as follows:

      Partners         Percentage Interest
      --------         --------------------

      LNG Investments           60%
      Cheniere                  40%
      Freeport GP                0%

The above Percentage Interests shall be subject to adjustment pursuant to
Section 3.5, but shall not be adjusted by contributions made by LNG Investments pursuant to Section 3.4(b).

     3.3 Future Financing.

     The Partners anticipate that in the future the Partnership may require additional funds for capital expenditures or working capital requirements, and any such additional funding shall be obtained from any of the following sources as may be approved in advance by the General Partner; provided, however, that in the case of (b), any loans incurred by the Partnership prior to the Partnership obtaining final FERC approval of its filings with respect to the Project shall only encumber and/or be paid from the Interest of LNG Investments; provided, further, that in the case of (c) below, the Partnership shall only pursue such source of funds after the earlier to occur of (i) LNG Investments (including any transferees and assignees of its Percentage Interests) contributing $9,000,000 (plus any Returned Amount) pursuant to Section 3.4(a), and (ii) the Partnership obtaining final FERC approval of its filing with respect to the Project:

          (a) cash reserves of the Partnership;

          (b) loans to be obtained from banks and other non-Affiliate independent sources;

          (c) Additional Contributed Equity made to the Partnership by the Partners, in proportion to their Percentage Interests, in amounts determined according to Section 3.4 of this Agreement;

          (d) subject to Section 10.2, loans to be made to the Partnership by
     (i) the Partners and/or (ii) an Affiliate of one of the Partners; or

          (e) subject to Section 10.2, any other funding source to be determined by the General Partner.

     3.4 Additional Contributed Equity.

          (a) On the Closing Date, LNG Investments shall contribute to the Partnership that portion of the LNG Investments Expenses that have not already been paid to Cheniere, its Affiliates or any third party. LNG Investments shall be deemed to have contributed to the Partnership that portion of the LNG Investments Expenses that have already been paid to Cheniere, its Affiliates or any third party. In the event that the Partnership shall require funds in excess of those available to the Partnership from operations, the General Partner may call for additional capital contributions to be contributed to the Partnership pursuant to the terms of this Section 3.4 ("Additional Contributed Equity"). Further, any Partner may give written notice to the General Partner that such Partner believes that the Partnership requires funds in excess of those available to the Partnership from operations to pay reasonable and necessary expenses of the Partnership. In either such event, if the General Partner determines the Partnership requires such excess funds, the General Partner shall give written notice to the other Partners of (i) the purpose for which such Additional Contributed Equity is required, (ii) the date on which the Additional Contributed Equity is due to the Partnership, which date (the "Contribution Date") shall not be less than fifteen (15) nor more than forty-five (45) days following the date of such notice and (iii) the amount of Additional Contributed Equity due from each Partner, which amount shall be based on such Partner's Percentage Interest. In the event of a call for Additional Contributed Equity that is not expressly contemplated in the Budget, (A) the General Partner shall give written notice to the other Partners of (i) the purpose for which such Additional Contributed Equity is required, (ii) the Contribution Date, which date shall not be less than ninety (90) nor more than one hundred twenty (120) days following the date of such notice, and (iii) the amount of Additional Contributed Equity due from each Partner, which amount shall be based on such Partner's Percentage Interest and (B) the terms of Section 3.4(c) shall apply. Notwithstanding any other provision of this Agreement or this Section 3.4, the first $9,000,000 of Additional Contributed Equity plus the Returned Amount shall be contributed solely by LNG Investments (including any transferees and assignees of any portion of LNG Investments' Interest), which contribution shall not alter the Percentage Interests and provided further that (x) neither the $1 million contribution by LNG Investments pursuant to Section
     3.1 nor any contributions by LNG Investments pursuant to Section 3.4(b) shall be counted toward this $9,000,000, (y) no amount subsequently used for an Affiliate Payment shall be counted toward this $9,000,000 and (z) such $9,000,000 shall be reduced by the amount of the LNG Investments Expenses. On or before the Contribution Date, each Partner shall pay to the Partnership the amount due from such Partner in immediately available funds. It is acknowledged by the parties that the Partnership may need additional funds following the Closing Date and that the General Partner may be required to call for Additional Contributed Equity.

          (b) Notwithstanding the foregoing, LNG Investments shall contribute the following amounts (which amounts shall not constitute Additional Contributed Equity):

               (i) On July 15, 2003 (the "Second Payment Date"), $750,000 in cash less any amounts previously distributed to Cheniere pursuant to
          Section 5.1 (the "Second Payment");

               (ii) On October 15, 2003 (the "Third Payment Date"), $750,000 in cash less any amounts previously paid to Cheniere after the Second Payment Date and prior to the Third Payment Date pursuant to Section
          5.1 (the "Third Payment"); and

               (iii) Within 30 days of Project Approval (the "Final Payment Date", and together with the Second Payment Date and the Third Payment Date, the "Payment Dates"), $2,500,000 in cash less any amounts previously paid to Cheniere after the Third Payment Date and prior to the Final Payment Date pursuant to Section 5.1 (the "Final Payment").

          (c) Notwithstanding anything to the contrary contained in this Section
     3.4 or Section 3.5, if the General Partner calls for Additional Contributed Equity that is not expressly contemplated in the Budget and the General Partner determines, in its reasonable business judgment, that the Partnership requires such funds prior to the Contribution Date, the General Partner shall provide notice to the other Partners of such earlier need for funds and the date by which such funds are required (the "Early Contribution Date"). If any Partner meets such capital call on the Early Contribution Date, the remaining Partners shall have until the Contribution Date to contribute the required Additional Contributed Equity; provided, that the amount of such required contribution shall accrue interest at the rate of 25% per annum from the Early Contribution Date through the date that such other Partners make the required contributions. In addition, if such other Partners fail to make any required contribution (together with all accrued interest) by the Contribution Date, such Partner shall be deemed a Delinquent Partner subject to Section 3.5.

     3.5 Delinquent Contributions. If a Partner fails to contribute any Additional Contributed Equity required pursuant to Section 3.4 (a "Delinquent Partner") by the Contribution Date, any other Partner (other than an Affiliate of the Delinquent Partner) which is not a Delinquent Partner (a "Contributing Partner") may, but shall not be required, to contribute the portion of such Additional Contributed Equity that the Delinquent Partner failed to contribute (the "Delinquent Contribution"). If the Contributing Partner makes a contribution in the amount of the Delinquent Contribution, the Delinquent Partner's Percentage Interest shall be reduced to an amount equal to (A) the aggregate amount of Contributed Equity by all Partners (determined immediately prior to the Delinquent Contribution) multiplied by (B) the Delinquent Partner's Percentage Interest, and (C) 0.9, divided by (D) the aggregate amount of Contributed Equity by all Partners (including the contribution of the Delinquent
Loan), and then multiplied by (E) 100, and the Percentage Interest of the Contributing Partner who made the Delinquent Contribution shall be increased proportionately. In the event a Partner fails to contribute any Additional Contributed Equity required pursuant to Section 3.4 on more than one occasion, such Delinquent Partner shall thereafter have no voting or approval rights under this Agreement (including but not limited to the approval rights under Section 10.2) except the right to approve or vote on amendments to this Agreement but only to the extent any such amendment would effect the distributions or allocations to such Limited Partner or its limited liability as a Limited Partner; provided that for the purposes of the preceding provisions of this sentence the MS Entities shall be considered on a collective basis.

     3.6 Post-Project Approval Equity. Upon obtaining approval of the Project from FERC, the General Partner shall prepare and distribute to the Partners a budget for the operating and construction expenses related to the Project during the period ending upon the completion of the construction of the facility on Quintana Island (the "Construction Period"). The General Partner shall have the right, power and obligation to do all things necessary to obtain debt and/or equity financing to satisfy all of the Partnership's capital or funding needs during the Construction Period. The General Partner will notify each Partner of the terms of any such financing at least twenty (20) days prior to the consummation of any transaction. Any equity financing obtained by the Partnership shall dilute each of the Limited Partners pro rata based on the Percentage Interests of such Limited Partners. Any Construction Period financing shall be provided by third-parties that are not Affiliates of the General Partner or any Limited Partner.

     3.7 No Further Contributed Equity. Except as expressly provided in this Agreement and the Contribution Agreement or with the prior written consent of all Partners, no Partner shall be required or entitled to contribute any other or further capital to the Partnership, nor shall any Partner be required or entitled to loan any funds to the Partnership. No Partner will have any obligation to restore any negative balance in its Capital Account upon liquidation or dissolution of the Partnership.

     3.8 Return of Capital. Except as herein provided with respect to distributions during the term of the Partnership or following dissolution, no Partner has the right to demand a return of such Partners' Contributed Equity (or the balance of such Partner's Capital Account). Further, no Partner has the right (i) to demand and receive any distribution from the Partnership in any form other than cash or (ii) to bring an action of partition against the Partnership or the Partnership Assets. No Partner shall be entitled to or shall receive interest on such Partner's Contributed Equity. No Partner may withdraw any capital from the capital of the Partnership except as expressly provided herein or under the Act. No Partner shall have any priority over any other Partner with respect to the return of any Contributed Equity, except as expressly provided herein.

     3.9 Benefit of Obligations. Any obligation of the Partners to make capital contributions to the Partnership shall not inure to the benefit of any Person other than the Partnership and the Partners.

                                   ARTICLE IV
                 Capital Accounts, Allocations, and Tax Matters

     4.1 Capital Accounts. A separate Capital Account will be maintained for each Partner in accordance with Section 1.704-1(b)(2)(iv) of the Regulations; provided, however, that the initial Capital Accounts for each Partner shall be equal to such Partners' Initial Equity Amount (adjusted as provided in Section 3.1). Consistent therewith, the Capital Account of each Partner will be determined and adjusted as follows:

          (a) Each Partner's Capital Account will be credited with:

          (1) Any contributions of cash made by such Partner to the capital of the Partnership plus the Asset Value of any property contributed by such Partner to the capital of the Partnership (net of any liabilities to which such property is subject or which are assumed by the Partnership), including, without limitation any contributions made pursuant to Section 3.4;

          (2) The Partner's distributive share of Profit and items thereof allocated to such Partner; and

          (3) Any other increases required by Section 1.704-1(b)(2)(iv) of the Regulations.

          (b) Each Partner's Capital Account will be debited with:

          (1) Any distributions of cash made from the Partnership to such Partner plus the Asset Value of any property distributed in kind to such Partner (net of any liabilities to which such property is subject or which are assumed by such Partner);

          (2) The Partner's distributive share of Loss and items thereof allocated to such Partner; and

          (3) Any other decreases required by Section 1.704-1(b)(2)(iv) of the Regulations.

The provisions of this Section 4.1 relating to the maintenance of Capital Accounts have been included in this Agreement to comply with Section 704(b) of the I.R.C. and the Regulations promulgated thereunder and will be interpreted and applied in a manner consistent with those provisions. For the purposes of maintaining Capital Accounts, it is agreed that the Asset Value of the Partnership Assets shall be reflected at their gross fair market values on the Closing Date. Notwithstanding anything to the contrary in the preceding provisions of this Section 4.1, in no event shall any change, modification or other event resulting from such provisions modify the distributions provided in
Article V.

     4.2 Allocation of Profit and Loss.

          (a) Profit. Subject to the special allocation provisions of Sections 4.3, 4.4, 4.5 and 4.6 of this Agreement, the Profits for any Fiscal Year (or portion thereof) shall be allocated to the Partners, (i) first, to each Partner to the extent that and in proportion to which they were allocated losses under Sections 4.2(b) or 4.3 below, then (ii) pro rata, in accordance with their Percentage Interests.

          (b) Loss. Subject to the special allocation provisions of Section 4.3 of this Agreement, the Losses for any Fiscal Year (or portion thereof) shall be allocated as follows:

               (i) First, to LNG Investments, until its Adjusted Capital Account Balances is reduced to zero;

               (ii) Second, to Cheniere, until its Adjusted Capital Account Balances is reduced to zero; and

               (iii) Thereafter, to the General Partner.

     4.3 Special Allocations.

          (a) Minimum Gain Chargeback. Notwithstanding any other provision of this Article IV, if there is a net decrease in Partnership Minimum Gain during any Fiscal Year, then each Partner shall be allocated such amount of income and gain for such year (and subsequent years, if necessary) determined under and in the manner required by Sections 1.704-2(f) and (g) of the Regulations as is necessary to meet the requirements for a chargeback of Partnership Minimum Gain as provided in that Regulation.

          (b) Partner Recourse Debt Minimum Gain Chargeback. Notwithstanding any other provision of this Article IV except Section 4.3(a), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Fiscal Year, any Partner who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be allocated such amount of income and gain for such year (and subsequent years, if necessary) determined under and in the manner required by Section 1.704-2(i)(4) of the Regulations as is necessary to meet the requirements for a chargeback of Partner Nonrecourse Debt Minimum Gain as is provided in that Regulation.

          (c) Qualified Income Offset. If a Partner unexpectedly receives any adjustment. allocation or distribution described in Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Regulations, items of Partnership income and gain shall be specifically allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, any deficit in the Adjusted Capital Account Balance of such Partner as quickly as possible, provided that an allocation pursuant to this Subsection (c) shall be made only if and to the extent that such Partner would have a deficit in the Adjusted Capital Account Balance after all other allocations provided for in Section 4.2 and this Section 4.3 of this Agreement tentatively have been made as if this Subsection (c) were not in this Agreement.

          (d) Limitation on Allocation of Loss. Notwithstanding anything else contained in this Agreement, Loss allocated to any Limited Partner pursuant to Section 4.2 of this Agreement shall not exceed the maximum amount of Loss that may be allocated without causing such Partner to have a deficit in the Adjusted Capital Account Balance of such Partner at the end of the Fiscal Year for which the allocation is made.

          (e) I.R.C. Section 754 Election. To the extent that an adjustment to the Basis of any asset pursuant to I.R.C. Section 734(b) or I.R.C. Section 743(b) is required to be taken into account in determining Capital Accounts as provided in Section 1.704-l(b)(2)(iv)(m) of the Regulations, the adjustment shall be treated (if an increase) as an item of gain or (if a decrease) as an item of loss, and such gain or loss shall be allocated to the Partners consistent with the allocation of the adjustment pursuant to such Regulation.

          (f) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year shall be allocated among the Partners in proportion to their Percentage Interests.

          (g) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions shall be allocated pursuant to Section 1.704-2(i) of the Regulations to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which they are attributable.

          (h) Purpose and Application. The purpose and the intent of the special allocations provided for in this Section 4.3 are to comply with the provisions of Sections 1.704-1(b) and 1.704-2 of the Regulations, and such special allocations are to be made so as to accomplish that result. However, to the extent possible, the General Partner in allocating items of income, gain, loss, or deduction among the Partners, shall take into account the special allocations in such a manner that the net amount of allocations to each Partner shall be the same as such Partner's distributive share of Profit and Loss would have been had the events requiring the special allocations not taken place. The General Partner shall apply the provisions of this Section 4.3 in whatever order the General Partner with the approval of the Limited Partners reasonably believes will minimize any economic distortion that otherwise might result from the application of the special allocations.

          (i) Gross Income Allocation. During the period from the Effective Date through the date of Project Approval, notwithstanding any other provision of this Agreement (other than paragraphs 4.3(a) through 4.3(h) above and Section 4.6), before any other allocation is made under this Agreement, LNG Investments shall be allocated items of Partnership gross income and gains for such Fiscal Year (and if necessary, for future years) until the cumulative total allocations under this paragraph 4.3(i) equal the gross income of the Partnership from the sale of Capacity Reservations. Moreover, following the Effective Date and notwithstanding any other provision of this Agreement (other than paragraphs 4.3(a) through 4.3(h) above and Section 4.6), before any other allocation is made under this Agreement, LNG Investments shall be allocated items of Partnership gross income for such Fiscal Year that arise from the forgiveness or cancellation of any loan or debt that is an obligation of the Partnership and that is given simultaneously or in connection with the sale of any Capacity Reservations to the extent that any gross income arising from such forgiveness or cancellation is not already allocated to LNG Investments pursuant to any of paragraphs 4.3(a) through 4.3(h) above and Section 4.6.

                    (a) Special Allocation of pre-Project Approval Deductions.
               Notwithstanding any other provision of this Agreement (other than Sections 4.3(a) through (h) above and Section 4.6), all deductions of the Partnership from its date of formation until the date of Project Approval shall be allocated to the Partners in the amounts and to the extent available to cause the Partners' respective Capital Account balances to equal the proceeds distributed under Section 5.4 in the event of a dissolution of the Partnership prior to the date of Project Approval.

     4.4 I.R.C. Section 704(c) Tax Allocation. Except as otherwise provided in
Section 4.7, solely for tax purposes, and in accordance with I.R.C. Section 704(c), income, gain, loss, and deductions with respect to property contributed to the Partnership by a Partner shall be shared among the Partners so as to take account of the variation between the adjusted basis of the property to the Partnership for federal income tax purposes and its fair market value at the time of its contribution. If the value of any property of the Partnership reflected in the Partners' Capital Accounts is adjusted pursuant to Section 4.1(a)(3) or (b)(3), thereafter, allocations of depreciation. depletion, amortization and gain or loss with respect to such property shall be determined so as to take into account the variation between the adjusted tax basis and the adjusted value of such property as reflected in the Partners' Capital Accounts in the same manner as under I.R.C. Section 704(c). The Partners agree that the General Partner shall choose the method under I.R.C. Section 704(c) to address the variation between the adjusted tax basis and adjusted values of the Partnership Assets on the Closing Date and that the Partnership shall elect to use the method chosen by the General Partner; provided, that Cheniere's consent shall be required to elect the remedial allocation method described in Section 1.704-3(d)(1) of the Regulations.

     4.5 Special Allocations Regarding Payments to Affiliates. To the extent that compensation paid to an Affiliate of one or more Partners by the Partnership ultimately is determined not to be a payment to a third party, a payment to a manager other than in its capacity as such under I.R.C. Section 707(a), or a guaranteed payment under I.R.C. Section 707(c), such Partner or Partners shall be specially allocated gross income of the Partnership in an amount equal to the amount of such compensation, and such Partner or Partners' Capital Account shall be adjusted to reflect the above special allocation and to reflect the payment of such compensation as if it were a distribution. If the Partnership's gross income for a Fiscal Year is less than the amount of such compensation paid in such year, such Partner or Partners shall be specially allocated gross income of the Partnership in the succeeding year or years until the total amount so allocated equals the total amount of such compensation.

     4.6 Allocation of Gains and Losses upon Liquidation. Except to the extent provided in Sections 4.3 and 4.4, gains and losses recognized by the Partnership upon the sale, exchange or other disposition of all or substantially all of the property owned by the Partnership shall be allocated in the following manner:

          (a) Gains shall be allocated (i) first, to the Partners with negative Capital Account balances, that portion of gains (including any gains treated as ordinary income for federal income tax purposes) which is equal in amount to, and in proportion to, such Partners' respective negative Capital Account balances; provided that no gain shall be allocated under this Section 4.6(a)(i) to a Partner once such Partner's Capital Account balance is brought to zero and (ii), second, (A) in the event of a dissolution of the Partnership before the date of Project Approval, gains in excess of the amount allocated under (i) shall be allocated in the amounts and to the extent available to cause the Partners' respective Capital Account balances to equal the proceeds distributed under Section 5.4, or (B) in the event of a dissolution of the Partnership after the date of Project Approval, gains in excess of the amount allocated under (i) shall be allocated to the Partners in the amounts and to the extent available to cause the Partners' respective Capital Account balances to be in the same proportion as the Partners' respective Percentage Interests.

          (b) Losses shall be allocated, (i) first, (A) in the event of a dissolution of the Partnership before the date of Project Approval, to the Partners in the amounts and to the extent available to cause the Partners' respective positive Capital Account balances to equal the proceeds distributed under Section 5.4, or (B) in the event of a dissolution of the Partnership after the date of Project Approval to the Partners in the amounts and to the extent available to cause the Partners' respective Capital Account balances to be in the same proportion as the Partners' respective Percentage Interests and (ii) second, any remaining loss to the Partners in accordance with the manner in which they bear the economic risk of loss associated with such loss or, if none, to the Partners in accordance with their Percentage Interests.

     4.7 Deemed Sale. The Partners agree that the contribution of its Initial and Additional Capital Contributions followed by distribution to Cheniere of up to $5,000,000 shall result in a deemed sale of a portion of the assets contributed by Cheniere as reasonably determined by the General Partner, and such assets shall be treated as property acquired by the Partnership with a basis determined under Section 10.12 of the Code.

     4.8 Allocation for GAAP and Financial Reporting. The Partners agree that Profits and Losses for any Fiscal Year shall be allocated to the Partners for financial reporting purposes pro rata in accordance with their Percentage Interests.

                                   ARTICLE V
                                  Distributions

     5.1 Special Distributions of Capacity Reservation Funds. (a) Notwithstanding any other distribution provision to the contrary, prior to any distribution pursuant to Sections 5.2 or 5.4, if prior to the Final Payment Date the Partnership sells any Capacity Reservations and receives cash consideration therefore and/or the proceeds from loans from purchasers of such Capacity Reservations or such purchaser's Affiliate, the Partnership shall distribute to Cheniere, as a prepayment of amounts that would otherwise be contributed by LNG Investments to the Partnership and promptly distributed to Cheniere pursuant to
Section 5.3, 25% of the cash received for such Capacity Reservation and/or the proceeds of such loans (each, a "Capacity Distribution"); provided, however, that if, and when, LNG Investments and its transferees and assigns makes the Second Payment or Third Payment, no subsequent Capacity Distributions shall be made by the Partnership until such time as the aggregate amount of such Capacity Distribution obligations that would otherwise be payable to Cheniere exceeds the Second Payment, and/or Third Payment, as the case may be. Any Capacity Distributions made by the Partnership prior to the applicable Payment Date shall reduce the obligation of LNG Investments to make the ensuing Second Payment, Third Payment or Final Payment, as the case may be, and the ensuing obligation of the Partnership to make the corresponding distribution pursuant to Section
5.3. The Partnership's Capacity Distribution obligation to Cheniere shall terminate upon the Final Payment Date after Cheniere has received aggregate distributions pursuant to Section 5.3 and Capacity Distributions equal to $5.0 million. In no event (whether pursuant to Section 5.1 or Section 5.3) shall Cheniere be entitled to receive an aggregate amount pursuant to Section 5.1 or
Section 5.3 in excess of $5.0 million.

          (b) Any cash received by the Partnership from sales of any Capacity Reservations and/or the proceeds from loans from purchasers of such Capacity Reservations or such purchaser's Affiliate prior to Project Approval, after payment of all Capacity Distributions to Cheniere under
     Section 5.1(a), shall be paid, held or distributed in the following order of priority:

               (i) first, to LNG Investments with respect to each Fiscal Year of the Partnership an amount equal to 44% of the taxable income allocated to LNG Investments pursuant to Section 4.3(i) of this Agreement for such Fiscal Year (less any Losses allocated to LNG Investments from prior Fiscal Years not previously taken into account under this
          Section 5.1(b)(i));

               (ii)second, an amount shall be set aside equal to all current Project expenses plus future Project expenses reasonably anticipated through Project Approval by FERC;

               (iii) third, an amount shall be distributed to LNG Investments (and Cheniere, if applicable) equal to the sum of all additional capital contributions made by LNG Investments (or Cheniere, if applicable) to the Partnership pursuant to Section 3.4(a);

               (iv) fourth, an amount shall be distributed to LNG Investments equal to the sum of any Second Payment, Third Payment or Final Payment made by LNG Investments to the Partnership pursuant to Section 3.4(b); and

               (v) the excess, if any, shall be retained by the Partnership for capital reserves or distributed, at the discretion of the General Partner, pro rata to the Partners in accordance with their Percentage Interests.

               Any amounts distributed to LNG Investments pursuant to Section 5.1(b)(iii) and (iv) (the "Returned Amount") shall be added to LNG Investments' required capital contribution under Section 3.4 and LNG Investments will contribute such capital to the Partnership prior to the General Partner making any other capital call pursuant to Section 3.4.

     5.2 Distributions of Net Cash Flow. Except as provided in Sections 5.1, 5.3 and 5.4, the Partnership shall, to the extent available and to the extent such funds are not necessary for future working capital and operating and development Expenses of the Partnership, as determined by the General Partner in its sole discretion, make distributions of Net Cash Flow on a quarterly basis to the Partners, pro rata, in accordance with their Percentage Interests.

     5.3 Distributions of Section 3.4(b) Contributions. The Partnership shall promptly distribute any and all contributions made by LNG Investments pursuant to Section 3.4(b) to Cheniere as such payments are made to the Partnership by LNG Investments.

     5.4 Distributions in Liquidation. Subject to the provisions of Article XX, upon the dissolution and winding-up of the Partnership, the proceeds of sale and other assets of the Partnership shall be distributed, not later than the latest time specified for such distributions pursuant to Section 1.704-l(b)(2)(ii)(b)(2) of the Regulations, to the Partners, pro rata, in accordance with their positive Capital Account balances; provided, however, that in the event of the dissolution of the Partnership at any time prior to Project Approval, the proceeds of sale and other assets of the Partnership shall be distributed to the Partners in accordance with their Percentage Interests; and provided, further, that in addition to the proceeds attributable to its Percentage Interest, LNG Investments shall receive, from the portion of the proceeds otherwise distributable to Cheniere based on its Percentage Interest, an amount equal to the sum of the Cheniere Closing Date Distribution plus any Second Payment, Third Payment or Final Payment made by LNG Investments to the Partnership pursuant to Sections 2.2(a) and 3.1. With the unanimous approval of all of the Partners, a pro rata portion of the distributions that would otherwise be made to the Partners under the preceding sentence may be distributed to a trust established for the benefit of the Partners for the purposes of liquidating Partnership Assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership arising out of or in connection with the Partnership. The assets of any trust established under this Section 5.4 will be distributed to the Partners from time to time by the trustee of the trust upon approval of the Partners in the same proportions as the amount distributed to the trust by the Partnership would otherwise have been distributed to the Partners under this Agreement.

                                   ARTICLE VI
                 Representations and Warranties of the Partners

     6.1 In General. As of the date hereof, each of the Partners hereby makes each of the representations and warranties applicable to such Partner as set forth in Section 6.2 hereof, and such warranties and representations shall survive the execution of this Agreement.

     6.2 Representations and Warranties. Each Partner hereby represents and warrants that:

          (a) Due Incorporation or Formation; Authorization of Agreement. If such Partner is a limited liability company, corporation or a partnership, it is duly organized or duly formed, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or formation and has the company, corporate or partnership power and authority to own its property and carry on its business as owned and carried on at the date hereof and as contemplated hereby. Such Partner is duly licensed or qualified to do business and in good standing in each of the jurisdictions in which the failure to be so licensed or qualified would have a Material Adverse Effect on its financial condition or its ability to perform its obligations hereunder. Such Partner has the company, corporate, or partnership power and authority to execute and deliver this Agreement and to perform its obligations hereunder and the execution, delivery, and performance of this Agreement has been duly authorized by all necessary company corporate or partnership action. This Agreement constitutes the legal, valid, and binding obligation of such Partner subject to applicable bankruptcy and similar laws affecting creditors' rights generally.

          (b) No Conflict With Restrictions, No Default. Neither the execution, delivery, and performance of this Agreement nor the consummation by such Partner of the transactions contemplated hereby (i) will conflict with, violate, or result in a breach of any of the terms, conditions, or provisions of any law, regulation, order, writ, injunction, decree, determination, or award of any court, any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator, applicable to such Partner or any of its Affiliates, (ii) will conflict with, violate, result in a breach of, or constitute a default under any of the terms, conditions, or provisions of the articles of incorporation, certificate of formation, by-laws, limited liability company agreement, or partnership agreement of such Partner or any of its Affiliates, if such Partner is a limited liability company, corporation or partnership, or of any material agreement or instrument to which such Partner or any of its Affiliates is a party or by which such Partner or any of its Affiliates is or may be bound or to which any of its material properties or assets is subject, (iii) will conflict with, violate, result in a breach of, constitute a default under (whether with notice or lapse of time or both), accelerate or permit the acceleration of the performance required by, give to others any material interests or rights, or require any consent, authorization, or approval under any indenture, mortgage, lease agreement, or instrument to which such Partner or any of its Affiliates is a party or by which such Partner or any of its Affiliates is or may be bound, or (iv) will result in the creation or imposition of any lien upon any of the material properties or assets of such Partner or any of its Affiliates.

          (c) Governmental Authorizations. Any registration, declaration or filing with or consent, approval, license, permit or other authorization or order by, any governmental or regulatory authority, domestic or foreign, that is required in connection with the valid execution, delivery, acceptance, and performance by such Partner under this Agreement or the consummation by such Partner of any transaction contemplated hereby has been completed, made, or obtained on or before the effective date of this Agreement.

          (d) Litigation. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of such Partner or any of its Affiliates, threatened against such Partner or any of its Affiliates or affecting any of their properties, assets, or businesses in any court or before or by any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator which could (or, in the case of an investigation could lead to any action, suit, or proceeding, which could) reasonably be expected to materially impair such Partner's ability to perform its obligations under this Agreement or to have a Material Adverse Effect on the consolidated financial condition of such Partner; and such Partner or any of its Affiliates has not received any currently effective notice of any default, and such Partner or any of its Affiliates is not in default, under any applicable order, writ, injunction, decree, permit, determination, or award of any court, any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator which could reasonably be expected to materially impair such Partner's ability to perform its obligations under this Agreement or to have a Material Adverse Effect on the consolidated financial condition of such Partner.

          (e) Investigation. Such Partner is acquiring its interest in the Partnership based upon its own investigation, and the exercise by such Partner of its rights and the performance of its obligations under this Agreement will be based upon its own investigation, analysis, and expertise. Such Partner's acquisition of its interest in the Partnership is being made for its own account for investment, and not with a view to the sale or distribution thereof.

          (f) Investment Representations.

               (i) The Interest in the Partnership subscribed for hereby are being acquired by such Partner for such Partner's own account and for investment purposes only and not with a view to any resale or distribution thereof, in whole or in part, to others, and such Partner is not participating, directly or indirectly, in a distribution of such Interests and will not take, or cause to be taken, any action that would cause such Partner to be deemed an "underwriter" of such Interests as defined in Section 2(11) of the Securities Act of 1933, as amended.

               (ii) Such Partner has had access to all materials, books, records, documents, and information relating to the Partnership and has been able to verify the accuracy of, and to supplement, the information contained therein.

               (iii) Such Partner has had an opportunity to ask questions of, and receive satisfactory answers from, representatives of the Partnership concerning the terms and conditions pursuant to which the offering of Interests is being made and all material aspects of the Partnership and its proposed business, and any request for such information has been fully complied with to the extent the Partnership possesses such information or can acquire it without unreasonable effort or expense.

               (iv) Such Partner is an "accredited investor" within the meaning of Rule 501 of the Securities Act of 1933, as amended.

               (v) Such Partner is an investor who has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Partnership based upon (i) the information furnished by the Partnership; (ii) such Partner's personal knowledge of the business and affairs of the Partnership; (iii) the records, files, and plans of the Partnership to all of such Partner has had full access; (iv) such additional information as such Partner may have requested and has received from the Partnership; and (v) the independent inquiries and investigations undertaken by such Partner.

               (vi) No person has made any direct or indirect representation or warranty of any kind to such Partner with respect to the economic return which may accrue to such Partner. Such Partner has consulted with his, her or its own advisors with respect to an investment in the Partnership.

               (vii) All information, representations, and warranties contained herein or otherwise given or made to the Partnership by such Partner in any other written statement or document delivered in connection with the transactions contemplated hereby are correct and complete as of the date of this Agreement and may be relied upon by the Partnership, and, if there should be any material change in such information prior to the such Partner's execution of this Agreement, such Partner will immediately furnish such revised or corrected information to the Partnership.

          (g) Crest Agreement. Each Partner acknowledges that (i) it has received and reviewed a copy of the Settlement and Purchase Agreement by and among Cheniere Energy, Inc., CXY Corporation, Crest Energy, L.L.C., Crest Investment Company and Freeport LNG Terminal, LLC dated as of June 14, 2001 (the "Crest Agreement"), (ii) the Partnership shall be obligated only to pay the Royalty (as defined in the Crest Agreement) solely with respect to the Project and (iii) Cheniere shall be responsible for all other payments and obligations owing to Crest, if any, under the Crest Agreement.

     6.3 Representations and Warranties of General Partner and LNG Investments. As of the date hereof, the General Partner and LNG Investments jointly and severally represent and warrant that:

          (a) Due Organization and Authority. The Partnership is duly organized and validly existing under the laws of Delaware. The Partnership has delivered to Cheniere a true and correct copy of the Certificate of Limited Partnership.

          (b) Expenses. As of the Closing Date, other than (i) the Lease Agreement, (ii) the LNG Investments Expenses and (iii) obligations which an entity in this industry would have ordinarily incurred at this stage in its development, the Partnership has incurred no obligations or expenses, including obligation for borrowed money.

                                  ARTICLE VII
                       Rights and Obligations of Partners

     7.1 Limited Liability. No Limited Partner shall be personally liable for any debts, liabilities, or obligations of the Partnership; provided that each Partner shall be responsible (i) for the making of any capital contributions required to be made to the Partnership by such Partner pursuant to the terms hereof and (ii) for the amount of any distribution made to such Partner that must be returned to the Partnership pursuant to the terms hereof or the Act.

     7.2 Liability of a Partner to the Partnership. When a Partner has received a distribution made by the Partnership in violation of this Agreement or the Act, the Partner is liable to the Partnership for a period of three years after such a prohibited distribution for the amount of the distribution.

     7.3 Exculpation. Unless expressly agreed to in writing by such Person, no shareholder, general or limited partner, member or holder of any equity interest in any Partner or manager, officer, director or employee of any of the foregoing, shall be personally liable for the performance of any such Partner's obligations under this Agreement, but the foregoing shall not relieve any shareholder, partner, member, holder of an equity interest, manager, officer, director or employee of any Partner of its obligations to such Partner.

     7.4 Participation in Management. No Limited Partner, as such, shall take any part in the management and control of the Business of the Partnership nor shall any Limited Partner, by reason of its status as such, have any right to transact any business for the Partnership or any authority or power to sign for or bind the Partnership. Notwithstanding the foregoing, Limited Partners shall have the right to approve or disapprove or otherwise consent or withhold consent with respect to such matters as are specified in this Agreement or the Act.

     7.5 Survival of Obligations. Dissolution of the Partnership shall not release any party from any liability which at the time of dissolution or termination has already accrued to any party, nor affect in any way the survival of the rights, duties, and obligations of any party provided for in Articles VI, VII, and IX of this Agreement.

     7.6 Covenant of Non-Competition and Non-Solicitation.

          (a) Cheniere. Until the earliest of (i) December 19, 2003, (ii) the date that the Partnership has received permitting approval from FERC for the Project or (iii) such time as LNG Investments withdraws from the Partnership, Cheniere shall make no filings with FERC for the development of any other LNG receiving and regasification facility; provided, that the Partnership agrees to use all commercially reasonable efforts to timely make the FERC filings with respect to the Project. Until the earliest of
     (i) December 19, 2003, (ii) such time as the Partnership has entered into binding terminal capacity and use agreements (not options for the same) of at least 800 MMCF/day of the Project's capacity, (iii) such time as the General Partner provides Cheniere a written response, which expressly and affirmatively agrees with Cheniere's written notice to the General Partner stating that Cheniere believes that the Partnership has ceased marketing and selling additional Project capacity and that Cheniere would like to begin selling capacity for other LNG receiving and regasification facilities, or (iv) such time as LNG Investments withdraws from the Partnership, Cheniere shall not continue, engage in, solicit, initiate or encourage the sale of capacity at any other LNG receiving and regasification facility, other than the Project. Cheniere shall not solicit any officer or employee of the Partnership or the General Partner to leave the employ of such Person; provided, however, that this restriction shall not apply to Charles Reimer, Bill Henry or Volker Eyermann once such person is providing less than 50% of his business time to the Project. Neither Cheniere nor any of its Affiliates shall pursue the construction, development or operation of any Freeport LNG Facility until such time as LNG Investments or any of its Affiliates has no contractual, equity or partnership interest in, or related to the development of, the Project, except as provided in the Option Agreement between Cheniere and LNG Investments.

          (b) LNG Investments. For so long as LNG Investments or its Affiliates has an Interest in the Partnership, none of LNG Investments or any of its Affiliates will directly acquire an interest in or otherwise pursue the development of any LNG receiving and regasification facilities in the Sabine Pass, Corpus Christi or Brownsville areas until the later of (i) two years following the Closing Date or (ii) such time that Cheniere has no contractual, equity, partnership interest or other interest in, or related to the development of, an LNG receiving and regasification facility in the Sabine Pass, Corpus Christi or Brownsville areas. Neither the Partnership, LNG Investments, the General Partner nor any of their respective Affiliates shall solicit any of Cheniere's employees (other than Charles Reimer, Bill Henry and Volker Eyermann) or any employees of any Affiliate of Cheniere to leave the employ of such Person.

                                  ARTICLE VIII
                              Meetings of Partners

     8.1 Place of Meetings and Meetings by Telephone. Meetings of Partners shall be held at any place designated by the General Partner with the approval of both Limited Partners unless conducted by conference telephone or similar communications equipment in which the physical presence of a Partner is not necessary. Any meeting of the Partners may be held by conference telephone or similar communications equipment so long as all Partners participating in the meeting can hear one another, and all Partners participating by telephone or similar communications equipment shall be deemed to be present in person at the meeting. Each Limited Partner may participate in any meeting by telephone conference.

     8.2 Call of Meetings. Meetings of the Partners may be called at any time by any Partner for the purpose of taking action upon any matter requiring the vote or authority of the Partners as provided in this Agreement or upon any other matter as to which such vote or authority is deemed by any Partner to be necessary or desirable.

     8.3 Notice of Meetings of Partners. All notices of meetings of Partners shall be sent or otherwise given to all Partners in accordance with Section 8.4 not less than five (5) nor more than ninety (90) days before the date of the meeting. The notice shall specify (i) the place, date, and hour of the meeting, and (ii) the general nature of the business to be transacted.

     8.4 Manner of Giving Notice. Notice of any meeting of Partners shall be given personally or by telephone to each Partner or sent by first class mail, by telecopy (or similar electronic means), or by a nationally recognized overnight courier, charges prepaid, addressed to the Partner at the address of that Partner appearing on the books of the Partnership or given by the Partner to the Partnership for the purpose of notice. Notice shall be deemed to have been given at the time when delivered either personally or by telephone, or at the time when deposited in the mail or with a nationally recognized overnight courier, or when sent by telecopy (or similar electronic means).

     8.5 Adjourned Meeting; Notice. Any meeting of Partners, whether or not a quorum is present, may be adjourned from time to time by the vote of the Majority of the Percentage Interests represented at that meeting, either in person or by proxy. When any meeting of Partners is adjourned to another time or place, notice need not be given of the adjourned meeting, unless a new record date of the adjourned meeting is fixed or unless the adjournment is for more than sixty (60) days from the date set for the original meeting, in which case the General Partner shall set a new record date and shall give notice in accordance with the provisions of Sections 8.3 and 8.4. At any adjourned meeting, the Partnership may transact any business that might have been transacted at the original meeting.

     8.6 Quorum; Voting. At any meeting of the Partners, a Majority in Interest of the Partners, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of Partners holding a higher aggregate Percentage Interest is required by the Agreement or applicable law; provided, however, for so long as Cheniere and LNG Investments shall be the sole Limited Partners, the presence of both Cheniere and LNG Investments shall be required to constitute a quorum.

     8.7 Waiver of Notice by Consent of Absent Partners. The transactions of a meeting of Partners, however called and noticed and wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy and if either before or after the meeting, each person entitled to vote who was not present in person or by proxy signs a written waiver of notice or a consent to a holding of the meeting or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any meeting of Partners. Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting.

     8.8 Partner Action by Written Consent Without a Meeting. Except as provided in this Agreement, any action that may be taken at any meeting of Partners may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by a Majority in Interest (or Partners holding such higher aggregate Percentage Interest as is required to authorize or take such action under the terms of this Agreement or applicable law); provided, that all Partners receive not less than 15 days prior written notice of any action so taken. Any such written consent may be executed and given by telecopy or similar electronic means. Such consents shall be filed with the Partnership and shall be maintained in the Partnership's records.

     8.9 Record Date for Partner Notice, Voting, and Giving Consents. For purposes of determining the Partners entitled to vote or act at any meeting or adjournment thereof, the General Partner may fix in advance a record date which shall not be greater than ninety (90) days nor fewer than five (5) days before the date of any such meeting. If the General Partner does not so fix a record date, the record date for determining Partners entitled to notice of or to vote at a meeting of Partners shall be at the close of business on the business day immediately preceding the day on which notice is given, or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

          (a) The record date for determining Partners entitled to give consent to action in writing without a meeting, (i) when no prior action of the General Partner has been taken, shall be the day on which the first written consent is given or (ii) when prior action of the General Partner has been taken, shall be (x) such date as determined for that purpose by the General Partner, which record date shall not precede the date upon which the resolution fixing it is adopted by the General Partner and shall not be more than 20 days after the date of such resolution or (y) if no record date is fixed by the General Partner the record date shall be the close of business on the day on which the General Partner adopts the resolution relating to that action.

          (b) Only Partners of record on the record date as herein determined shall have any right to vote or to act at any meeting or give consent to any action relating to such record date, provided that no Partner who transfers all or part of such Partner's Interest after a record date (and no transferee of such Interest) shall have the right to vote or act with respect to the transferred Interest as regards the matter for which the record date was set.

     8.10 Proxies. Every Partner entitled to vote or act on any matter at a meeting of Partners shall have the right to do so either in person or by proxy, provided that an instrument authorizing such a proxy to act is executed by the Partner in writing and dated not more than eleven (11) months before the meeting, unless the instrument specifically provides for a longer period. A proxy shall be deemed executed by a Partner if the Partner's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the Partner or the Partner's attorney-in-fact. A valid proxy that does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it before the vote pursuant to that proxy by a writing delivered to the Partnership stating that the proxy is revoked, by a subsequent proxy executed by or attendance at the meeting and voting in person by the person executing that proxy or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Partnership before the vote pursuant to that proxy is counted. A proxy purporting to be executed by or on behalf of a Partner shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

                                   ARTICLE IX
                           Indemnification of Partners

     9.1 General. The Partnership, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of the Partnership Assets) shall indemnify, save harmless, and pay all judgments and claims against each Partner or any managers, officers or directors of such Partner relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such Partner, manager, officer, or director in connection with the Business of the Partnership, including attorneys' fees incurred by such Partner, officer, or director in connection with the defense of any action based on any such act or omission, which attorneys' fees may be paid as incurred.

     9.2 Environmental. The Partnership, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of the Partnership Assets) shall indemnify and hold harmless, to the maximum extent permitted by law, each Partner from and against any and all liabilities, sums paid in settlement of claims, obligations, charges, actions (formal or informal), claims (including, without limitation, claims for personal injury under any theory or for real or personal property damage), liens, taxes, administrative proceedings, losses, damages (including, without limitation, punitive damages), penalties, fines, court costs, administrative service fees, response and remediation costs, stabilization costs, encapsulation costs treatment, storage or disposal costs, groundwater monitoring or environmental study, sampling or monitoring costs, other causes of action, and any other costs and reasonable expenses (including, without limitation, reasonable attorneys', experts', and consultants' fees and disbursements and investigating, laboratory, and data review fees) imposed upon or incurred by any Partner (whether or not indemnified against by any other party) arising from and after the date of this Agreement directly or indirectly out of:

          (a) the past, present, or future treatment, storage, disposal, generation, use, transport, movement, presence, release, threatened release, spill, installation, sale, emission injection, leaching, dumping, escaping, or seeping of any hazardous substances or material containing or alleged to contain hazardous substances at or from any past, present, or future properties or assets of the Partnership; and/or

          (b) the violation or alleged violation by the Partnership or any third party of any Environmental Laws with regard to the past, present, or future ownership, operation, use, or occupying of any Partnership Assets.

     9.3 Limitations.

          (a) Notwithstanding anything to the contrary in any of Sections 9.1 and 9.2 above, no Partner shall be indemnified from any liabilities incurred as a result of conduct by the Partner which constitutes a breach of the provisions of this Agreement, fraud, bad faith, willful misconduct, or gross negligence.

          (b) Notwithstanding anything to the contrary in any of Sections 9.1 and 9.2 above, in the event that any provision in any of such Sections is determined to be invalid in whole or in part, such Sections shall be enforced to the maximum extent permitted by law.

                                   ARTICLE X
                          Management of the Partnership

     10.1 The General Partner.

          (a) The General Partner of the Partnership shall be Freeport GP unless a successor has been appointed pursuant to the provisions of this Agreement.

          (b) Subject to the approval rights described herein, the business and affairs of the Partnership shall be managed exclusively by or under the direction of the General Partner and the power to act for or to bind the Partnership shall be vested exclusively in the General Partner, subject to the General Partner's authority to delegate powers and duties to officers and others as set forth herein. Subject to obtaining any necessary approvals hereunder, the General Partner shall have the power and authority to execute and deliver contracts, instruments, filings, notices, certificates, and other documents of whatsoever nature on behalf of the Partnership (including without limitation, the Certificate of Limited Partnership and any amendments thereto and any other certificates required or permitted to be filed by or on behalf of the Partnership pursuant to the Act or like law of any other jurisdiction). Except as otherwise required by applicable law, any such contract, instrument, certificate, or other document shall require the signature of the General Partner or the signature of such employee or agent to whom authority has been delegated by the General Partner.

          (c) Unless authorized to do so by this Agreement or by the General Partner of the Partnership, no Limited Partner, agent, or employee of the Partnership shall have any power or authority to bind the Partnership in any way, to pledge its credit or to render it liable pecuniarily for any purpose.

     10.2 Major Decisions.

          (a) Notwithstanding the general authority of the General Partner under
     Section 10.1, the following matters ("Major Decisions") shall require the prior written consent of both Limited Partners (except to the extent (1) a Limited Partner has lost its approval and consent rights pursuant to
     Section 3.5 or (2) a Limited Partner transfers all or part of such Partner's Interest, in which case only the consent of LNG Investments and Cheniere shall be required pursuant to this Section 10.2 and such Limited Partner's assignee or transferee shall have no right to consent thereto):

               (i) the taking of any Bankruptcy Action;

               (ii) the sale of all or substantially all of the Partnership's Assets;

               (iii) the assignment of any of the Partnership Assets in trust for the benefit of creditors, or the making or filing, or acquiescence in the making or filing by any other person, of a petition or other action requesting the reorganization or liquidation of the Partnership under the Bankruptcy Laws;

               (iv) merger or consolidation of the Partnership with any other Person; and

               (v) any Affiliate Transaction, unless the terms of such Affiliate Transaction are fair and reasonable to the Partnership and are not less favorable to the Partnership than could be obtained in arms length negotiations with unrelated third parties, in which event such Affiliate Transaction shall not require any consent of the Limited Partners pursuant to this Section 10.2.

          (b) In the event the Limited Partners are unable to agree as to the approval or disapproval of any Major Decision, the item shall be submitted to and decided by arbitration pursuant to ARTICLE XXI but only to the extent such matter is subject to arbitration pursuant to ARTICLE XXI and no action may be taken regarding the subject of the Major Decision if it is subject to arbitration pursuant to ARTICLE XXI unless and until a decision in such arbitration is rendered or the Limited Partners agree in writing as to the resolution of such matter.

          (c) The General Partner shall inform and consult with Cheniere with respect to the General Partner's seeking, negotiating and obtaining construction financing for the Project from third party lenders and equity investors in accordance with Section 3.3 ("Construction Financing"), but Cheniere shall have no right to approve the terms of such Construction Financing including, without limitation, the admission of any lender or equity investor to the Partnership and any amendment to this Agreement in connection therewith; provided, however, that in the event Cheniere provides the General Partner with a bona fide term sheet for Construction Financing for the Project, from a party or parties with sufficient financial resources to provide such financing (and Cheniere shall provide reasonable evidence of such resources), containing terms that are more favorable to the Partnership than the terms of the Construction Financing secured by the General Partner, Cheniere's consent shall be required for the admission of any lender or equity investor and any amendment to this Agreement in connection therewith, which consent shall not be unreasonably withheld or delayed; and provided, further, that in the event Cheniere does not consent to the admission of any lender or equity investor or any amendment to this Agreement, as the case may be, in connection with the Construction Financing, Cheniere shall provide written notice of disapproval to the General Partner with specific reasons for its disapproval.

     10.3 Resignation. Freeport GP agrees not to resign as the General Partner, other than pursuant to Section 16.2.

     10.4 Removal. Freeport GP shall only be removed as a General Partner pursuant to Section 10.10.

     10.5 Remuneration of General Partner; Reimbursement of Expenses. Subject to the approval pursuant to Section 10.2, if applicable, the General Partner shall be paid by the Partnership as determined in the discretion of the General Partner for performing its services as a General Partner. In addition, each of the General Partner and the Limited Partners shall be reimbursed for its reasonable out of pocket costs in connection with the Business of the Partnership including, without limitation, fees paid to professionals and advisors and travel and lodging expenses.

     10.6 Limitation on Liability of General Partner; Indemnification.

          (a) The General Partner of the Partnership shall not have any liability to the Partnership or the Other Partners for any losses sustained or liabilities incurred as a result of any act or omission of such General Partner if (i) the General Partner acted in good faith and in a manner it reasonably believed to be in, or not opposed to, the best interests of the Partnership and (ii) the conduct of the General Partner did not constitute a breach of the provisions of this Agreement, fraud, gross negligence, or willful misconduct.

          (b) The Partnership shall indemnify and hold harmless (i) the General Partner, (ii) its managers, officers and employees, and (iii) any officers of the Partnership designated pursuant to Section 10.11 (each, an "Indemnitee") from and against any and all losses, claims, demands, costs, damages, liabilities, expenses of any nature (including reasonable attorneys' fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits, or proceedings, civil, criminal, administrative, or investigative, in which an Indemnitee may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the Business of the Partnership, regardless of whether an Indemnitee continues to be a General Partner or a manager, officer or employee of the General Partner at the time any such liability or expense is paid or incurred, if (i) the Indemnitee acted in good faith and in a manner it or he or she reasonably believed to be in, or not opposed to, the best interests of the Partnership, and, with respect to any criminal proceeding, had no reason to believe his or her conduct was unlawful and (ii) the Indemnitee's conduct did not constitute a breach of the provisions of this Agreement, fraud, gross negligence or willful misconduct.

          (c) Expenses incurred by an Indemnitee in defending any claim, demand, action, suit, or proceeding subject to this Section 10.6 shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit, or proceeding, upon receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay such amounts if it is ultimately determined that such person is not entitled to be indemnified as authorized in this Section 10.6. The indemnification provided by this Section 10.6 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, consent of the Partners, as a matter of law or equity, or otherwise, shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee. Subject to the foregoing sentence, the provisions of this Section 10.6 are for the benefit of the Indemnitees and shall not be deemed to create any rights for the benefit of any other Persons.

     10.7 No Guarantee of Return by General Partner. The General Partner does not, in any way, guarantee the return of the Partners' Contributed Equity or a profit for the Partners from the operations of the Partnership. The General Partner shall not be responsible to any Partners because of a loss of their investment in the Partnership or a loss in the operations of the Partnership, unless the loss shall have been the result of the General Partner's breach of the provisions of this Agreement, fraud, gross negligence, willful misconduct, or breach of fiduciary duty. The General Partner shall incur no liability to the Partnership or to any of the Partners as a result of engaging in any other business or venture.

     10.8 Other Businesses or Ventures. Except as provided in Section 7.6, each of the Partners, or any Affiliate, manager, officer, agent, or employee of any Partner, may engage in and possess any interest in other businesses or ventures of every nature and description, independently or with other Persons and neither the Partnership nor any of the Partners shall have any rights, by virtue of this Agreement or otherwise, in and to such businesses or ventures or the income or profits derived therefrom, or any rights, duties, or obligations in respect thereof. Subject to Sections 7.6 and 15.1 of this Agreement, each of the Partners acknowledges and agrees that each of the Partners will use information and know-how obtained by participating in this Partnership in other businesses and ventures, including the development and operation of other LNG receiving and regasification facilities. The Partners will have access to and copies of third-party research and reports, documents and agreements and other work product produced for the Partnership in connection with the Project and each of the Partners may use such information other businesses and ventures, including the development and operation of other LNG receiving and regasification facilities. Any Partner can hire any consultant, advisor or other third-party including any such party hired by the Partnership and such party may use the information and know-how developed for the Partnership in connection with the work on other projects or ventures of such Partner or its Affiliates.

     10.9 Affiliate Transactions. Subject to the approval pursuant to Section 10.2, if applicable, the Partnership may enter into any contract, obligation or other commitment to which an Affiliate or any Partner is, or is to be, a party (an "Affiliate Transaction").

     10.10 Removal of Freeport GP as General Partner. Freeport GP may be removed as the General Partner of the Partnership by Cheniere or LNG Investments only upon compliance with the terms and conditions of this Section 10.10. Freeport GP may be removed as the General Partner of the Partnership for (i) the resignation, Bankruptcy or dissolution of Freeport GP or LNG Investments, (ii) in the event that the General Partner or Michael S. Smith commit fraud or misappropriate funds of the Partnership, (iii) Michael S. Smith is convicted of a felony that has a Material Adverse Effect on the Business, (iv) LNG Investments' Percentage Interest is reduced below ten percent (10%) and Cheniere maintains a Percentage Interest of at least ten percent (10%) or (v) Freeport GP materially breaches a material provision of this Agreement (each a "Removal Event"). Upon a Removal Event, Cheniere may exercise its right to remove Freeport GP as the General Partner by giving notice ("Removal Notice") to Freeport GP and LNG Investments of the Removal Event, including within such Removal Notice the particulars of the Removal Event in reasonable detail; provided, however if the Removal Event results from a breach of a material term or provision of this Agreement by LNG Investments or Freeport GP, Cheniere shall be required to give notice of the existence of such a breach and if during the period of thirty (30) days following such notice, Freeport GP or LNG Investments cure such breach Cheniere will not be able to remove Freeport GP as the General Partner as a result of such Removal Event. If Cheniere exercises its right to remove Freeport GP as the General Partner, Cheniere shall admit a new general partner as a Partner of the Partnership with such portion of Cheniere's Interest as Cheniere shall determine in its sole discretion. Each of Freeport GP and LNG

Investments hereby irrevocably make, constitute, and appoint Cheniere or its successor in interest with full power of substitution, true and lawful attorney-in-fact, for it and in its name, place and stead, to make, execute, sign, acknowledge, swear to, deliver, record and file any document or instrument that may be considered necessary or desirable by Cheniere to convert Freeport GP to a limited partner and admit a new general partner to the Partnership pursuant to this Section 10.10. The foregoing special power of attorney shall be one which is a special power of attorney coupled with an interest, is irrevocable, and shall survive the legal incapacity of Freeport GP or LNG Investments. Notwithstanding the preceding provisions of this Section 10.10, Cheniere shall not exercise its rights under the grant of the above special power of attorney unless a Removal Event has occurred and Cheniere has requested by notice to Freeport GP or LNG Investments that Freeport GP or LNG Investments take the action which Cheniere proposes to take by the exercise of the power of attorney and Freeport GP or LNG Investments fails to take such action within three (3) days of such notice. The removal of Freeport GP as General Partner shall not in any way affect, modify or limit LNG Investments' right to approve Major Decisions pursuant to Section 10.2 unless it has lost its approval and consent rights pursuant to the provisions of Section 3.5. Notwithstanding the foregoing provisions of this Section 10.10, LNG Investments or Freeport GP may contest whether or not a Removal Event has occurred by notice to Cheniere but only if the Removal Event as described in the Removal Notice results from the breach of a material term or provision of this Agreement by Freeport GP. If LNG Investments or Freeport GP contests whether such Removal Event has occurred the matter shall be submitted to arbitration pursuant to ARTICLE XXI and Freeport GP shall not be removed as General Partner unless and until the arbitrators find that such Removal Event has occurred.

     10.11 Officers and Employees.

          (a) The General Partner may, from time to time, designate one or more Persons to be officers of the Partnership. Any officers so designated shall have such authority and perform such duties as the General Partner may, from time to time, delegate to them. The General Partner may assign titles to particular officers. Unless the General Partner decides otherwise, if the title is one commonly used for officers of a business corporation formed under the General Corporation Law of the State of Delaware, the assignment of such title shall constitute the delegation to such officer of the authority and duties that normally are associated with that office, subject to (i) any specific delegation of authority and duties made to such officer by the General Partner, (ii) all standards of care and restrictions applicable to the General Partner hereunder, and (iii) the general direction and control of the General Partner. The officers shall hold office until their successors shall be duly designated and shall qualify, until their death, or until they shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same Person. Reasonable salaries shall be paid to officers of the Partnership for their services as officers as determined by the General Partner.

          (b) Any officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the General Partner. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any officer may be removed as such, either with or without cause, by the General Partner whenever in its judgment the best interests of the Partnership will be served thereby; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the Person so removed. Any vacancy occurring in any office of the Partnership may be filled by the General Partner.

          (c) The General Partner shall be entitled in its sole discretion to hire employees, including officers, as it deems necessary (including any officers, members or managers of the General Partner) and to pay such employees as the General Partner deems fit, in its sole discretion.

          (d) No officer of the Partnership shall have any liability to the Partnership or the Partners for any losses sustained or liabilities incurred as a result of any act or omission of such officer if (i) the officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the interests of the Partnership and (ii) the conduct of the officer did not constitute actual fraud, gross negligence, or willful misconduct.

                                   ARTICLE XI
                               Advisory Committee

     11.1 Formation of Advisory Committee. The General Partner shall form an advisory committee (the "Advisory Committee") consisting of representatives (as specified below) of the Limited Partners to advise the General Partner on such matters about which the General Partner may, in its sole and absolute discretion, elect to consult with the Advisory Committee. The General Partner may select up to four representatives to serve on the Advisory Committee and Cheniere may select one representative to serve on the Advisory Committee. The functions of the Advisory Committee shall be to consult with the General Partner on such other matters as may be requested by the General Partner. The Advisory Committee shall meet as often as necessary to fulfill its duties hereunder; provided that the Advisory Committee shall not be required to meet more than once in any calendar quarter. Meetings of the Advisory Committee may be conducted in person, telephonically or through use of other communications equipment by means of which all persons participating in the meeting can communicate with each other.

     11.2 Role of Advisory Committee. The recommendations of the Advisory Committee, if any, shall be advisory only and shall not obligate the General Partner to act in accordance therewith. The Advisory Committee will not have any responsibility for the management of the Partnership or its investments.

     11.3 No Liability. Neither the General Partner nor any Affiliate of the General Partner shall have any liability to the Partnership, the Partners, or any other Person arising out of (a) the failure of the General Partner to consult with the Advisory Committee at any time or on any matters or (b) the failure of the General Partner to follow the recommendation of one or more Advisory Committee members; provided that this Section 11.3 shall not supersede the requirements to obtain any consent or approval of the Advisory Committee as expressly set forth herein.

     11.4 Resignation. Any member of the Advisory Committee may resign at any time upon written notice to the General Partner.

     11.5 Reimbursement. The Partnership shall pay compensation to the Advisory Committee members as determined by the General Partner and reimburse the Advisory Committee members for all reasonable out-of-pocket expenses incurred by the Advisory Committee members in acting pursuant to this Article XI.

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                                  ARTICLE XII
                                    Covenants

     12.1 Covenants of the Partnership and the Partners. The Partnership and each Partner hereby covenant as follows:

          (a) Each of the Partnership and each Partner shall comply with all of its obligations under this Agreement.

          (b) Each of the Partnership and the General Partner shall at all times remain in compliance with the provisions of Section 12.2 hereof.

          (c) The Partnership and the General Partner shall keep proper books of records and accounts in which full, true and correct entries shall be made of all dealings and transactions in relation to its respective business and activities.

          (d) Each Other Partner agrees that it shall not file or cause to be filed any petition or other proceedings by or against the Partnership or the General Partner that would become the subject of bankruptcy, insolvency or other similar proceedings or cause any other Bankruptcy Action, nor shall it consent to or acquiesce in any such filing or other proceedings or Bankruptcy Action, except in each case a Bankruptcy Action that has been approved all of the Partners and by all of the managers of the General Partner pursuant to Section 10.2(c).

          (e) The General Partner shall not cause the Partnership to elect to be taxed as a corporation for federal income tax purposes.

     12.2 Separateness Covenants of the Partnership and the General Partner. Each of the Partnership and the General Partner covenant that:

          (a) Subject to Section 16.2, the Partnership and the General Partner each shall preserve, renew and keep in full force and effect its existence (except, in the case of the Partnership, in connection with a dissolution required by this Agreement) and shall take all reasonable action to maintain all material rights, privileges and franchises necessary or desirable in the normal conduct of its business, and shall comply with all Requirements of Law.

          (b) Each of the Partnership and the General Partner shall continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect their partnership or corporate existence, as the case may be, and take all reasonable action to maintain all material rights, privileges and franchises necessary or desirable in the normal conduct of its business; comply with all Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (c) It will (i) maintain and prepare financial reports, financial statements, books and records and bank accounts separate from those of its Affiliates, any constituent party and any other Person and maintain its books, records, resolutions and agreements as official records, (ii) will not permit any Affiliate or constituent party independent access to its bank accounts, and (iii) unless otherwise required under the Internal Revenue Code, will file its own tax returns.

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

          (d) It will not commingle the funds and other assets of the Partnership with those of any Affiliate or constituent party, or any other Person, and shall hold its assets in its own name.

          (e) It shall conduct its own business in its own name.

          (f) It is and will remain solvent and shall pay its debts and liabilities (including employment and overhead expenses) from its assets as the same shall become due.

          (g) It has done or caused to be done and shall do all things necessary to observe partnership or corporate formalities, as applicable, and preserve its existence, and it shall not, nor will it permit any constituent party to, amend, modify or otherwise change the Certificate of Limited Partnership, this Agreement, the certificate of incorporation or bylaws, or the partnership agreement or other organizational documents of the Partnership or the General Partner, as applicable, or such constituent party in a manner contrary to the provisions of this Section 12.2.

          (h) It shall pay the salaries of its own employees and maintain a sufficient number of employees in light of its contemplated business operations.

          (i) It shall compensate each of its consultants and agents from its own funds for services provided to it and pay from its own assets all obligations of any kind incurred.

          (j) It does not and shall not guarantee, become obligated for, or hold itself or its credit out to be responsible for, the debts or obligations of any other Person or the decisions or actions respecting the daily business or affairs of any other Person.

          (k) It shall not cause or permit the Partnership to acquire obligations or securities of any Affiliate, any of the Partners or any of the members of the General Partner. It shall not buy or hold any evidence of indebtedness issued by any other Person, other than cash and investment-grade securities.

          (l) Subject to the approval pursuant to Section 10.2, if applicable, it will allocate fairly and reasonably the cost of (i) any overhead for any office space shared with any Partner or with any Affiliate of any Partner, and (ii) any services (such as asset management, legal and accounting) that are provided jointly to the Partnership and one or more Affiliates.

          (m) It will maintain and utilize separate stationery, invoices and checks and allocate separate office space (which may be a separately identified area in office space shared with one or more Affiliates) and maintain a separate sign in the office directory of the building in which it is located.

          (n) It will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other Person. In the event that the Partnership or the General Partner knows of any misunderstanding regarding the separate identity of the Partnership or the General Partner, the Partnership or the General Partner shall correct such misunderstanding.

          (o) It shall not identify itself or any of its Affiliates as a division or part of any other Person.

          (p) It will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

          (q) It has and shall maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party, or any other Person.

          (r) The General Partner and LNG Investments intend to proceed with the development and completion of the Project in a timely and expeditious manner. The General Partner and LNG Investments will use commercially reasonable efforts, including contributing up to $9,000,000 in Additional Contributed Equity in accordance with Section 3.4(a), to obtain Project Approval.

          (s) Capacity Use. In the event the LNG regasification and receiving terminal operated by the Partnership has excess capacity that is made available to any Partner or any Affiliate of any Partner, such capacity will be made available to all Partners on the same terms and price pro rata based upon their Percentage Interest.

          (t) Reserved.

          (u) The Partnership and the General Partner will conduct an operational meeting each month on a date mutually acceptable to Cheniere and LNG Investments at such place as may be agreed to by the General Partner, Cheniere and LNG Investments to review the Partnership's marketing, financing, regulatory and developmental activities, including providing a report on marketing developments, financing developments, regulatory or governmental approval developments, and an update on engineering and other technical developments. Each Limited Partner shall be entitled to visit the Partnership's principal place of business during normal business hours with reasonable notice to meet with and question officers and employees of the Partnership and the General Partner and to inspect the Partnership's books, records and any third-party agreements.

                                  ARTICLE XII
                               Records and Reports

     13.1 Maintenance and Inspection of Partner Register. The Partnership shall maintain at its principal place of business a record of its Partners, giving the names and addresses of all Partners and the Percentage Interest held by each Partner. Subject to such reasonable standards (including standards governing what information and documents are to be furnished and at whose expense) as may be established by the General Partner from time to time, each Partner has the right to obtain from the Partnership from time to time, upon reasonable demand for any purpose reasonably related to the Partner's interest as a Partner of the Partnership, a record of the Partnership's Partners.

     13.2 Maintenance and Inspection of Partnership Agreement. The Partnership shall keep at its principal place of business the original or a copy of this Agreement as amended to date, which shall be open to inspection by the Partners at all reasonable times during office hours.

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

     13.3 Maintenance and Inspection of Other Records. The accounting books and records, minutes of proceedings of the Partners and the General Partner and any committees or delegates of the General Partner, and all other information pertaining to the Partnership that is required to be made available to the Partners under the Act shall be kept at such place or places designated by the General Partner or in the absence of such designation, at the principal place of business of the Partnership. The minutes shall be kept in written form and the accounting books and records and other information shall be kept either in written form or in any other form capable of being converted into written form. The books of account and records of the Partnership shall be maintained in accordance with GAAP consistently applied during the term of the Partnership, wherein all transactions, matters, and things relating to the business and properties of the Partnership shall be currently entered. Minutes, accounting books and records, and other information shall be open to inspection upon the written demand of any Partner at any reasonable time during usual business hours for a purpose reasonably related to the Partner's interests as a Partner. Any such inspection shall be made in person or by in agent or attorney and shall include the right to copy and make extracts at the expense of the Partnership.

                                  ARTICLE XIV
                        Books, Financials and Tax Matters

     14.1 Books and Records. The Partnership shall maintain at its principal place of business books of account that accurately record all items of income and expenditure relating to the business of the Partnership and that accurately and completely disclose the results of the operations of the Partnership. Such books of account shall be maintained according to GAAP consistently applied and on the basis of the Fiscal Year. Each Partner shall have the right to inspect and copy, at the Partnership expense, the Partnership's books and records at any time during normal business hours without notice to any other Partner. A general accounting and audit shall be taken by the Partnership Accountant for each Fiscal Year, at the expense of the Partnership. The audit shall be conducted in accordance with generally accepted auditing standards.

     14.2 Financial Reports. The Partnership will furnish to the Partners a balance sheet as of February 28, 2003 on or before April 30, 2003. The Partnership will furnish to the Partners (a) within thirty (30) days after the close of each calendar quarter quarterly unaudited financial statements of this Partnership, (b) within sixty (60) days after the close of each calendar year, audited annual financial statements of this Partnership ((a) and (b) collectively referred to herein as the "Financial Statements"), and (c) annual budgets for the Partnership and updates to such budgets as necessary to provide reasonably accurate information but not less frequently than annually which budgets shall include a description of the anticipated sources of funds including a description of the anticipated amount and timing of any Additional Contributed Equity to be called by the General Partners during such Fiscal Year (the "Budget"); provided, however, that in the event any Partners become subject to more restrictive filing requirements, including any rules or regulations adopted by the Securities and Exchange Commission, the Partnership will furnish the Financial Statements at least 15 days prior to the date of such Partner's required filings.

     14.3 Tax Returns. The General Partner shall cause the Partnership Accountant to prepare all income tax and other tax returns of the Partnership which shall be presented to Cheniere (together with the calculations used to determine the Section 704(c) allocations for such returns) for its approval within 90 days of the end of each Fiscal Year. After each such tax return has been approved by Cheniere it shall be filed by the Partnership Accountant with the appropriate taxing authority. The General Partner shall furnish to each Partner a copy of all such filed returns together with all schedules thereto and such other information which each Partner may request in connection with such Partner's own tax affairs. All such returns, schedules and information shall be provided to the Partners at the expense of the Partnership.

     14.1 Tax Elections. The General Partner may elect to cause or require the Partnership to make the election provided for in I.R.C. Section 754 for the Fiscal Year that includes the Closing Date and maintain a record of the adjustments to Basis of Partnership Assets resulting from that election. Such election may be made on the federal and, if applicable, the state and local income tax returns for such Fiscal Year. All costs incurred by the Partnership in connection with such election and the maintenance of such records shall be an expense of the Partnership.

     14.5 Tax Matters Partner. The General Partner is hereby designated the Tax Matters Partner (as defined in the I.R.C.) on behalf of the Partnership.

          (a) Without the unanimous consent of the Partners, the Tax Matters Partner shall have no right to extend the statute of limitations for assessing or computing any tax liability against the Partnership or the amount of any Partnership tax item.

          (b) The Tax Matters Partner may file a petition for readjustment of any Partnership tax item (in accordance with I.R.C. Section 6226(a)) in the United States Tax Court if the Partners unanimously agree to file such petition.

          (c) The Tax Matters Partner shall, within ten (10) business days of receipt thereof, forward to each Partner a photocopy of any correspondence relating to the Partnership received from the Internal Revenue Service. The Tax Matters Partner shall, within ten (10) business days thereof, advise each Partner in writing of the substance of any conversation held with any representative of the Internal Revenue Service.

          (d) Any reasonable costs incurred by the Tax Matters Partner for retaining accountants and/or lawyers on behalf of the Partnership in connection with any Internal Revenue Service audit of the Partnership shall be expenses of the Partnership. Any accountants and/or lawyers retained by the Partnership in connection with any Internal Revenue Service audit of the Partnership shall be selected by the Tax Matter Partner with the reasonable approval of Cheniere.

          (e) Notwithstanding the preceding provisions of this Section 13.6, no action shall be taken by the General Partner in its capacity as Tax Matters Partner which may affect the tax liability of Cheniere without the approval of Cheniere.

     14.6 The Partnership Accountant. The Partnership shall retain an independent certified public accountant determined by the General Partner as the regular accountant and auditor for the Partnership ("Partnership Accountant") or any other nationally-recognized independent accounting firm designated by the General Partner and approved by Cheniere. The fees and expenses of the Partnership Accountant shall be a Partnership expense.

                                   ARTICLE XV
                          Nondisclosure of Information

     15.1 Confidentiality.

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


          (a) Subject to Section 15.1(b), all disclosures of trade secrets, know-how, financial information or other confidential information made by the Partnership to any Partner or made by any Partner under or in connection with this Agreement, shall be received and maintained in confidence by the recipient during the term hereof and for three (3) years after dissolution of the Partnership and each Partner shall treat all such trade secrets, know-how, financial information or other confidential information as confidential except:

               (i) as to the Persons directly responsible for the performance of the obligations of this Agreement and for the effective operation of the Partnership;

               (ii) as to the professional advisors of the Partners and the Partnership;

               (iii) as to such disclosures to customers of the Partnership as are necessary for the effective carrying on of business by the Partnership;

               (iv) as to such information as is required by law to be disclosed by the Partners or the Partnership, including, without limitation, disclosures by Cheniere to comply with Securities and Exchange Commission filing requirements, after providing Freeport GP prior written notice of the form and content of such disclosure and providing Freeport GP a reasonable opportunity to comment on such disclosure; and

               (v) as to such information as is or may fall within the public domain otherwise than in violation of the provisions of this Section 15.1.

          (b) Each Partner shall have access to confidential information, know-how and work product (including third-party reports and agreements) produced in connection with the Project. Each of the Partners and each of their respective Affiliates is entitled to use any confidential information, including any know-how and third-party reports, documents, agreements or work products, in connection with the development or operation of any other business or venture, including the funding thereof. Each Partner and their respective Affiliates may hire any third-party consultant, advisor, counsel or other service provider employed by the Partnership and such party may use any work-product or know-how developed on behalf of the Partnership in providing services to such Partner or its Affiliates.

     15.2 Duty of Care. Each Partner will take such steps as lie within its power to assure that all employees of the Partnership, to whom confidential information is disclosed, take all proper precautions to prevent the unauthorized disclosure and use of the confidential information referenced in
Section 15.1.

                                  ARTICLE XVI
                                 Transferability

     16.1 Transferability of Interests.

          (a) Subject to the prior written consent of the General Partner, which consent shall not be withheld or delayed unless the General Partner determines, in its reasonable discretion, that such transfer would have a Material Adverse Effect on the Partnership or the Business, each of the Limited Partners may transfer all or any part of its Interest in the Partnership (including the transfer of any rights to receive or share in profits, losses, income, distributions or the return of contributions); provided, that such transferring Limited Partner gives written notice (including the name and address of the proposed purchaser, transferee, or assignee and the date of such transfer) to the Partnership and the non-transferring Partners.

          (b) Notwithstanding Section 16.1(a), in the event that LNG Investments desires to transfer any portion of its Interest in one transaction or in a series of related transactions in which all (but no less than all) of the General Partner's Interest or the outstanding capital stock of the General Partner is being sold or transferred, LNG Investments shall deliver a written notice to Cheniere specifying the identity of the prospective transferee(s) and disclosing in reasonable detail the price, the type of consideration and other terms and conditions of the proposed transfer. Cheniere may elect to participate in the proposed transfer by delivering a notice to LNG Investments and the proposed transferee(s) within fifteen
     (15) days of the date of the notice from LNG Investments. If Cheniere elects to participate in such transfer, Cheniere will be entitled to sell in such proposed transfer, at the same price and on the same terms as LNG Investments, a portion of its Interest equal to the product of (x) the quotient determined by dividing the Interest then held by Cheniere by the aggregate Interest then held by LNG Investments multiplied by (y) the aggregate Interest to be sold in such proposed transfer.

     16.2 Withdrawal by LNG Investments and Freeport GP. Notwithstanding anything to the contrary contained in this Agreement, LNG Investments and Freeport GP may withdraw from the Partnership without the consent of any other Partner at any time; provided, that LNG Investments and Freeport GP comply with the following: (a) LNG Investments and Freeport GP take all action reasonably requested by Cheniere to transfer their respective Interests to Cheniere or any entity or entities designated by Cheniere, or alternatively, take any action reasonably requested by Cheniere to permit the cancellation of their Interests by the Partnership; and (b) LNG Investments pays to Cheniere an amount equal to the positive difference, if any, between (i) $4,000,000, plus (A) the amount of any Affiliate Payment and (B) the Returned Amount, and (ii) all amounts actually contributed to the Partnership by LNG Investments (including any transferees and assignees of any portion of LNG Investments' Interest) pursuant to Section 3.4(a) and the LNG Investments Expenses (the "Withdrawal Payment"); provided, however, that such transfer or cancellation of their Interest and Withdrawal Payment shall be conditioned upon Cheniere executing a release and waiver of all claims against Freeport GP and LNG Investments in form reasonably acceptable to LNG Investments. Notwithstanding the foregoing, if (a) on or before March 31, 2003, LNG Investments and Freeport GP determine, in their sole discretion, and notifies Cheniere, in writing that the Partnership should terminate the Lease Agreement pursuant to Section 2.6 of the Lease Agreement and (b) Cheniere in its sole discretion does not desire to dissolve the Partnership pursuant to Section 20.1(a)(2), then LNG Investments shall not terminate the Lease Agreement and LNG Investments and Freeport GP may withdraw from the Partnership, without obligation to pay to Cheniere the Withdrawal Payment and, in addition, Cheniere shall be obligated to reimburse to LNG Investments on the earlier of the date of the sale of Cheniere's Gryphon Stock, the date of any sale of all or substantially all of the assets of Gryphon Exploration Company, or June 15, 2004 an amount equal to all amounts actually contributed to the Partnership by LNG Investments (including any transferees and assignees of any option of LNG Investments' Interest) pursuant to Sections 3.1 and 3.4(a) (the "Reimbursement Amount"). Such Reimbursement Amount shall be secured by a first priority security interest in the Gryphon Exploration Company stock owned by Cheniere or an Affiliate thereof (the "Gryphon Stock"), which security interest shall be evidenced by the Amended and Restated Stock Pledge Agreement, dated of even date herewith, between LNG Investments, Cheniere and Cheniere-Gryphon Management, Inc. (the "Pledge Agreement"). In the event LNG Investments and Freeport GP do not withdraw from the Partnership pursuant to the preceding sentence on or before March 31, 2003, LNG Investments shall release the Gryphon Stock. Upon a withdrawal pursuant to this Section 16.2, LNG Investments shall have no further obligation to make any contribution to the Partnership, including, without limitation, any unpaid Additional Contributed Equity amounts arising pursuant to
Section 3.4(a) or amounts contributed pursuant to Section 3.4(b).

     16.3 Restrictions on Withdrawal. Notwithstanding anything to the contrary contained herein or under the Act, except as set forth in Section 16.2, no Partners shall have the right to resign from the Partnership.

                                  ARTICLE XVII
                              Substituted Partners

     Any transferee acquiring the Interest of a Partner as permitted under
Article XVI shall be deemed admitted as a substituted Partner with respect to the Interest transferred concurrently with the effectiveness of such transfer (provided that such transferee, unless already a Partner, shall, as a condition to such admission, execute a counterpart of this Agreement, agreeing thereby to be bound by all of the terms and conditions hereof), and such substituted Partner shall be entitled to all of the rights and benefits under this Agreement of the transferor of such Interest. No purported transfer of any Interest, or any portion thereof or interest therein, in violation of the terms of this Agreement (including any transfer occurring by operation of law) shall vest the purported transferee with any rights, powers, or privileges hereunder, and no such purported transferee shall be deemed for any purposes as a Partner hereunder or have any right to vote or consent with respect to Partnership matters, to inspect Partnership records, to maintain derivative proceedings, to maintain any action for an accounting or to exercise any other rights of a Partner hereunder or, under the Act.

                                 ARTICLE XVIII
            Waiver of Partition/Covenant Against Resignation/Breaches

     18.1 Waiver of Partition. No Partner shall, either directly or indirectly, take any action to require partition, file a bill for Partnership accounting or appraisement of the Partnership or of any of its assets or properties or cause the sale of any Partnership Assets, and notwithstanding any provisions of applicable law to the contrary, each Partner (and each of his legal representatives, successors, or assigns) hereby irrevocably waives any and all rights it may have to maintain any action for partition or to compel any sale with respect to his Partnership Interest, or with respect to any assets or properties of the Partnership, except as expressly provided in this Agreement.

     18.2 Covenant Not to Resign or Dissolve. Notwithstanding any provision of the Act to the contrary, each Partner hereby covenants and agrees that the Partners have entered into this Agreement based on their mutual expectation that all Partners will continue as Partners and carry out the duties and obligations undertaken by them hereunder and that, except as otherwise expressly required or permitted hereby, each Partner hereby covenants and agrees not to (a) take any action to file a certificate of dissolution or its equivalent with respect to itself, (b) voluntarily take any Bankruptcy Action, (c) withdraw or attempt to withdraw from the Partnership, (d) exercise any power under the Act to dissolve the Partnership, (e) transfer all or any portion of his interest in the Partnership in violation of Article XVI, (f) petition for judicial dissolution of the Partnership, or (g) demand a return of such Partner's contributions or profits (or a bond or other security for the return of such contributions or profits) except to the extent provided under this Agreement.

                                  ARTICLE XIX
                               Additional Partners

     Subject to Section 10.2(c), additional Partners may be admitted to the Partnership only with the approval of all the Limited Partners and the Contributed Equity and the Percentage Interest of any additional Partner shall be as determined by the Limited Partners approving the admission (and the Percentage Interest of all other Partners shall be adjusted to reflect the Percentage Interest granted to the additional Partner, pro rata based on relative Percentage Interests immediately prior to the admission of the additional Partner). Any additional Partner shall execute a counterpart of this Agreement, agreeing thereby to be bound by all of the terms and provisions hereof; provided that prior to or concurrently with the admission of an additional Partner, the Partners shall adopt such amendments to this Agreement as they deem appropriate to cause the provisions hereof that contemplate only three Partners to be appropriately modified to operate in the context of four or more Partners.

                                   ARTICLE XX
                                   Dissolution

     20.1 Dissolution.

          (a) The Partnership shall be dissolved upon the earliest to occur of the following:

          (1) all or substantially all of the Partnership Assets have been sold, taken in condemnation, or otherwise disposed and reduced to cash;

          (2) the Partners unanimously elect to dissolve the Partnership;

          (3) the occurrence of any other event causing a dissolution of the Partnership under the Act.

          (b) In the event of the occurrence of a dissolution of the Partnership due to the Bankruptcy or dissolution of Freeport GP, Cheniere shall have the right to reconstitute the Partnership following the conversion of Freeport GP to a limited partner and the admission of a new general partner of the Partnership pursuant to Section 10.10. In the event Cheniere has admitted a general partner to the Partnership pursuant to Section 10.10, Cheniere shall have the right to reconstitute the Partnership following the conversion of the above general partner to a limited partner and the admission of a new general partner of the Partnership.

          (c) Upon dissolution of the Partnership unless it is reconstituted pursuant to Section 20.1(b), the General Partner, or such other person as is designated by a Majority of the Partners (such person being herein referred to as the "Liquidator") shall proceed to wind up the business and affairs of the Partnership in accordance with the terms hereof and the requirements of the Act. A reasonable amount of time shall be allowed for the period of winding-up in light of prevailing market conditions and so as to avoid undue loss in connection with any sale of Partnership Assets. This Agreement shall remain in full force and effect during the period of winding-up.

          (d) In connection with the winding-up of the Partnership, before the later to occur at the end of the Fiscal Year of the Partnership or the ninetieth day after the liquidation of the Partnership within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations, the proceeds from the sale of Partnership Assets shall be distributed as follows:

          (1) to creditors, including Partners who are creditors in satisfaction of liabilities of the Partnership (whether by payment or the making of reasonable provision for payment thereof); and

          (2) thereafter to Partners in accordance with Section 5.4 hereof.

          (e) If distributions are insufficient to return to any Partner the full amount of such Partner's Contributed Equity, such Partner shall have no recourse against any other Partner. No Partner shall have any obligation to restore, or otherwise pay to the Partnership, any other Partner, or any third party, the amount of any deficit balance in such Partner's Capital Account upon dissolution and liquidation. Following the completion of the winding-up of the affairs of the Partnership and the distribution of the proceeds from the sale of Partnership Assets, the Partnership shall be deemed terminated and the Liquidator shall file a certificate of cancellation with the Secretary of State of the State of Delaware as required by the Act.

          20.2 Deemed Liquidation. If no dissolution event has occurred, but the Partnership is deemed liquidated for federal income tax purposes within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations, as a result of a Partnership termination, as defined in I.R.C. Section 708(b)(1)(B), such termination will be treated in accordance with Section 1.708-1(b)(1)(iv) of the Regulations.

          20.3 Bankruptcy, etc., of a Limited Partner. No event with respect to a Limited Partner, including the death, withdrawal, termination (in the case of a Limited Partner that is a partnership), dissolution (in the case of a Limited Partner that is a corporation), retirement or adjudication as a bankrupt of a Limited Partner, shall dissolve the Partnership, but the rights of such Limited Partner to share in the profits and losses of the Partnership and to receive distributions of the Partnership funds shall, upon the happening of such an event, pass to the Limited Partner's legal representative, or successors in interest, as the case may be, subject to this Agreement, and the Partnership shall continue as a limited partnership. In no event shall such Limited Partner's legal representative, or successors in interest, become a substitute Partner except as provided in Article XVI.


                                  ARTICLE XXI
                               Dispute Resolution

     21.1 Arbitration. The parties agree that any controversy, claim, or damages arising out of or relating in any manner to this Agreement or any breach hereof, will be resolved by binding arbitration in Houston, Texas pursuant to Texas Civ. Prac. & Rem. ss.171.001 et seq. The arbitration shall be conducted before a single neutral arbitrator and, unless otherwise agreed by the parties, shall be conducted pursuant to the JAMS Comprehensive Arbitration Rules and Procedures ("Rules") as in effect at the time of the arbitration; provided, however, that the arbitration will not be administered by JAMS or conducted by a JAMS' arbitrator unless both parties agree otherwise. If either party objects to the administration by JAMS, then the arbitration shall be administered by an entity or person mutually agreed upon by the parties or, absent such an agreement, by the arbitrator himself or herself. If the arbitration is not administered by JAMS, then, where reasonably practical, the provisions in the Rules applicable to the JAMS administrator shall be read to apply to the administrator appointed by the parties. If it is not reasonably practical to apply a provision relating to the JAMS administrator to the administrator appointed by the parties, then that provision of the Rules shall not apply to this arbitration. If a conflict exists between the Rules and this Section 21.1, then this Section 21.1 shall govern.

     The arbitration shall be commenced by one party submitting an arbitration demand to the other. The parties shall have 20 days following the commencement of the arbitration to select a mutually agreeable arbitrator. If the parties fail to mutually select an arbitrator within this 20 day period, then each party shall, within ten days from such failure, submit to the other party a list of five neutral arbitrators who such party has contacted and confirmed are free of any conflicts and are available to conduct the arbitration. Within three days after these lists are exchanged, each party shall peremptorily strike up to three of the proposed arbitrators on the other party's list and shall submit a list of such strikes to the other party. Within three days after the peremptory strikes are exchanged, each party shall rank in order of preference the remaining proposed arbitrators, with "1" being the most preferred. The person with the lowest total combined ranking ("1" being the lowest ranking) shall be appointed as the arbitrator. In the case of a tie, the proposed arbitrator(s) who have or has the highest ranking of any single numeric ranking by either party (i.e., the least preferred by one party of those that are tied), will be struck and the remaining person shall be selected as the arbitrator. If the tie continues after those with the single highest numeric ranking are struck, then the arbitrator shall be selected from those remaining in the tie by a single toss of a coin. If an arbitrator for any reason withdraws from serving as the arbitrator after being appointed, then the replacement arbitrator shall be the next lowest ranking person from the original arbitration selection process. If a tie exists, then it shall be resolved by a single toss of a coin. If none of the ranked arbitrators from the original selection process can serve as the replacement arbitrator, then the parties shall re-start the entire arbitration selection process with new lists of proposed arbitrators.

     Discovery shall be permitted pursuant to the Rules, and the arbitration hearing shall occur within 60 days following the appointment of the arbitrator. Any provisional or injunctive remedy that would be available in a court of law will be available from the arbitrator pending the arbitration of the dispute. The prevailing party shall be reimbursed its reasonable costs associated with the arbitration, including reasonable attorneys' fees. Within 30 days following the completion of the hearing, the arbitrator will issue a written ruling with an explanation of the reasons for the award and a full statement of the facts as found and the rules of law applied in reaching his decision.

     21.1 Binding Nature. The determination of the arbitrator shall be final and binding on the Partners. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

                                  ARTICLE XXII
                                  Miscellaneous

     22.1 Amendments. Subject to Section 10.2(c), amendments to this Agreement may be made at any time by the General Partner and shall be adopted and be effective as an amendment hereto upon written approval by Cheniere and LNG Investments (but not their transferees or assignees).

     22.2 Checks, Drafts, Evidence of Indebtedness. All checks, drafts, or other orders for payment of money, notes, or other evidence of indebtedness issued in the name of or payable to the Partnership shall be signed or endorsed in such manner and by such person or persons as shall be designated from time to time in accordance with the resolution of the General Partner.

     22.3 Contracts and Instruments. No agent or employee of the Partnership shall have any power or authority to bind the Partnership by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

     22.4 Notices. All notices and other communications required or permitted to be given or made under this Agreement shall be given or made in writing. Such notices shall be delivered by hand delivery, by telecopy (or similar electronic means) or by a nationally recognized overnight courier, fees prepaid, addressed as follows:

         If to Freeport GP:                 1200 Smith Street
                                            Suite 600
                                            Houston, TX 77002
                                            Attn:    Michael S. Smith
                                            Fax: (713) 980-2903

                  copy to:                  Brownstein Hyatt & Farber, P.C.
                                            410 Seventeenth Street, 22nd Floor
                                            Denver, CO 80202-4437
                                            Attn:    Steven C. Demby, Esq.
                                            Fax: (303) 223-1111

         If to LNG Investments:             1200 Smith Street
                                            Suite 600
                                            Houston, TX 77002
                                            Attn:    Michael S. Smith
                                            Fax: (713) 980-2903

                  copy to:                  Brownstein Hyatt & Farber, P.C.
                                            410 Seventeenth Street, 22nd Floor
                                            Denver,  CO 80202-4437
                                            Attn:  Steven C. Demby, Esq.
                                            Fax: (303) 223-1111

         If to Cheniere:                    Cheniere LNG, Inc.
                                            333 Clay St., Suite 3400
                                            Houston, TX  77002
                                            Attn: Charif Souki
                                            Fax: (713) 659-5459

                  copy to:                  Andrews & Kurth, LLP
                                            600 Travis, Suite 4200
                                            Houston, TX  77002
                                            Attn:  Michael Overman
                                            Fax:  (713) 220-4285

Any party may make changes, additions or deletions to its address for the purpose of this Section 22.4 by notice to the other parties given in the manner set forth above.

     22.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS).

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

     22.6 Headings. The Article and Section headings of this Agreement are for convenience only, do not form a part of this Agreement, and shall not in any way affect the interpretation hereof.

     22.7 Extension Not a Waiver. No delay or omission in the exercise of any power, remedy or right herein provided or otherwise available to a Partner or the Partnership shall impair or affect the right of such Partner or the Partnership thereafter to exercise the same. Any extension of time or other indulgence granted to a Partner hereunder shall not otherwise alter or affect any power, remedy or right of any other Partner or of the Partnership, or the obligations of the Partner to whom such extension or indulgence is granted.

     22.8 Publicity. No Partner shall issue any press release or otherwise publicize or disclose the terms of this Agreement or the terms of the Partners' acquisition of the Interests in the Partnership, without the consent of the other Partners, except as such disclosure may be made in the course of normal reporting practices by a Partner to its partners, shareholders, consultants or members or as otherwise required by law.

     22.9 Construction and Amendment. No oral explanation of or oral information relating to this Agreement offered by either party hereto shall alter the meaning or interpretation of this Agreement.

     22.10 Further Action. Each Partner agrees to perform all further acts and execute, acknowledge, and deliver any documents which may be reasonably necessary, appropriate, or desirable to carry out the provisions of this Agreement.

     22.11 Variation of Pronouns. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

     22.12 Successors and Assigns. Subject to the restrictions on transfer set forth in Article XV, this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

     22.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.

     22.14 Ambiguities. All of the parties to this Agreement have participated in the negotiation and drafting hereof. Accordingly, it is understood and agreed that the general rule that ambiguities are to be construed against the drafter shall not apply to this Agreement. In the event that any language of this Agreement is found to be ambiguous, each party shall have an opportunity, in any legal proceeding, to present evidence as to the actual intent of the parties with respect to any such ambiguous language.

     22.15 Entire Agreement. The terms and conditions contained herein and in the associated agreements constitute the entire agreement between the Partners concerning the subject matter hereof, and shall supersede all previous communications, either oral or written, between the parties hereto, and no agreement or understanding varying or extending this Agreement shall be binding upon either Partner unless in writing, signed by a duly authorized officer or representative of each Partner.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first set forth above.



                         GENERAL PARTNER:

                               FREEPORT LNG-GP, INC.



                                By:  /s/  MICHAEL S. SMITH
                                  ---------------------------------
                                       Name:  Michael S. Smith
                                      Title:  Chief Executive Officer


                         LIMITED PARTNERS:

                                FREEPORT LNG INVESTMENTS, LLC



                                By:  /s/  MICHAEL S. SMITH
                                 -----------------------------------
                                       Name: Michael S. Smith
                                      Title:  Managing Member


                                CHENIERE LNG, INC.



                                By:  /s/  CHARIF SOUKI
                                  ---------------------------------
                                       Name:  Charif Souki
                                      Title:  President

                                  Schedule 5.1
                      Example of Accelerated Distributions

The following are examples of the application of the Accelerated Distributions:

For purposes of these examples only, it is assumed:

     1. $9 million in total Capacity Reservations fees are received by the Partnership ("CR Cash"); and

     2. $6 million in total Project expenses will be necessary to obtain Project Approval by FERC following Closing ("Project Expenses"), $2.5 million of which will be spent in fiscal 2003.

                                    Example 1

     If the CR Cash is received on day one of the Partnership, such CR Cash shall be paid, held or distributed in the following amounts and following order of priority:

     (a) a Capacity Distribution in the amount of $2,250,000 shall be paid to Cheniere by the Partnership (Section 5.1(a));

     (b) a tax distribution of $2,860,000 shall be paid to LNG Investments (Section 5.1(b)(i); and

     (b) $3,890,000 shall be used for payment of Project Expenses (Section 5.1(b)(ii)).

                                    Example 2

     If the CR Cash is received after LNG Investments has contributed (a) $1.5 million for the payment of Project Expenses and (b) $1.5 million for the Second Payment and Third Payment, such CR Cash shall be paid, held or distributed in the following amounts and following order of priority:

     (a) a Capacity Distribution in the amount of $750,000 ($2,250,000 less the Second Payment and Third Payment ($1.5 million)) shall be paid to Cheniere by the Partnership (Section 5.1(a));

     (b) a tax distribution of $2,860,000 shall be paid to LNG Investments (Section 5.1(b)(i);

     (c) $4.5 million shall be used for payment of Project Expenses (Section 5.1(b)(ii)); and

     (d) $890,000 shall be distributed to LNG Investments as a return of the additional capital contributions made by LNG Investments to the Partnership for Project Expenses (Section 5.1(b)(ii)).


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

                                    Exhibit A

                     Certificate of Formation of Partnership

         See attached.


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